UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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Ramco Gershenson Properties Trust
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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RAMCO-GERSHENSON PROPERTIES TRUST
31500 NORTHWESTERN HIGHWAY, SUITE 300
FARMINGTON HILLS, MICHIGAN 48334
Dear Shareholder:
We invite you to attend the 2018 Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust (the “Trust”) in person, virtually via the Internet, or by proxy. The meeting will be held on Monday, June 18, 2018 at 9:00 a.m., Eastern Time. During the 2018 annual meeting, shareholders will have the opportunity to vote on each item of business described in the enclosed notice of the 2018 annual meeting and accompanying proxy statement.
Shareholders may attend and participate in the annual meeting in person at the offices of Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. Only shareholders showing proof of ownership will be allowed to attend the meeting in person. You may also attend and participate in the annual meeting virtually via the Internet at www.virtualshareholdermeeting.com/rpt2018 where you will be able to vote electronically and submit questions during the meeting. You will be able to vote electronically and submit questions during the meeting only if you use your control number, which will be included on your notice or proxy card (if you received a printed copy of the proxy materials), to log on to the meeting.
We have elected to furnish proxy materials to you primarily through the Internet, which expedites your receipt of materials, lowers our expenses and conserves natural resources. On or about April 27, 2018, we mailed to our shareholders of record (other than shareholders who previously requested e-mail or paper delivery of proxy materials) a notice containing their control number, instructions on how to access our 2018 proxy statement and 2017 annual report through the Internet and how to vote through the Internet. The notice also included instructions on how to receive such materials, at no charge, by paper delivery (along with a proxy card) or by e-mail. Beneficial owners received a similar notice from their broker, bank or other nominee. Please do not mail in the notice, as it is not intended to serve as a voting instrument. Notwithstanding anything to the contrary, the Trust may send certain shareholders of record a full set of proxy materials by paper delivery instead of the notice or in addition to sending the notice.
Your continued interest and participation in the affairs of the Trust are greatly appreciated.

Sincerely,

Dennis Gershenson
President and Chief Executive Officer
April 27, 2018
Your vote is important. Whether or not you plan to attend the annual meeting in person or virtually via the Internet, we urge you to vote promptly to save us the expense of additional solicitation. If you attend the annual meeting in person or virtually via the Internet, you may revoke your proxy in accordance with the procedures set forth in the proxy statement and vote during the meeting.

RAMCO-GERSHENSON PROPERTIES TRUST
NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS
JUNE 18, 2018

To the Shareholders of Ramco-Gershenson Properties Trust:
Notice is hereby given that the 2018 Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust will be held on Monday, June 18, 2018 at 9:00 a.m., Eastern Time. You may attend the meeting in person at the offices of Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334, or virtually via the Internet at www.virtualshareholdermeeting.com/rpt2018 by using the control number included with your notice to log on to the meeting. The agenda for the 2018 Annual Meeting of Shareholders is as follows:
(1) Elect seven Trustees named in the accompanying proxy statement to serve until the 2019 annual meeting of shareholders;
(2) Ratify the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2018;
(3) Approve (on an advisory basis) the compensation of our named executive officers; and
(4) Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board recommends a vote FOR each of the Trustee nominees listed in this proxy statement, FOR the ratification of Grant Thornton’s appointment, and FOR the approval, on an advisory basis, of the compensation of our named executive officers.
The accompanying proxy statement, which forms a part of this Notice of 2018 Annual Meeting of Shareholders, contains additional information for your careful review. A copy of the Trust’s annual report for 2017 is also enclosed. Shareholders of record of the Trust’s common shares of beneficial interest at the close of business on April 23, 2018 are entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

By Order of the Board of Trustees

Dennis Gershenson
President and Chief Executive Officer
Your vote is important. Whether or not you plan to attend the annual meeting in person or virtually via the Internet, we urge you to vote promptly to save us the expense of additional solicitation. If you attend the annual meeting in person or virtually via the Internet, you may revoke your proxy in accordance with the procedures set forth in the proxy statement and vote during the meeting.

RAMCO-GERSHENSON PROPERTIES TRUST
31500 NORTHWESTERN HIGHWAY, SUITE 300
FARMINGTON HILLS, MICHIGAN 48334
___________________________
PROXY STATEMENT
 ___________________________
2018 ANNUAL MEETING OF SHAREHOLDERS
___________________________
The Board of Trustees (the “Board”) of Ramco-Gershenson Properties Trust (the “Trust”) is soliciting proxies for use at the 2018 annual meeting of shareholders of the Trust and any adjournment or postponement thereof. The annual meeting will be held at the offices of Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334, and virtually via the Internet at www.virtualshareholdermeeting.com/rpt2018, on Monday, June 18, 2018 at 9:00 a.m., Eastern Time.
On or about April 27, 2018, the Trust mailed to its shareholders of record of the Trust’s common shares of beneficial interest (the “Shares”), other than shareholders who previously requested e-mail or paper delivery of proxy materials, a notice (the “Notice”) containing instructions on how to access this proxy statement and the 2017 annual report through the Internet. Beneficial owners received a similar notice from their broker, bank or other nominee. In addition, on or about April 27, 2018, the Trust and brokers, banks and other nominees began mailing or e-mailing the proxy materials to shareholders of record who previously requested such delivery. Notwithstanding anything to the contrary in this proxy statement, the Trust may send certain shareholders of record a full set of proxy materials by paper delivery instead of the Notice or in addition to sending the Notice.
ABOUT THE MEETING
What is the purpose of the 2018 annual meeting of shareholders?
At the 2018 annual meeting, shareholders will act upon the matters outlined in the accompanying Notice of Meeting, including:

•	the election of seven Trustees named in this proxy statement to serve until the annual meeting of shareholders in 2019;

•	the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as the Trust’s independent registered public accounting firm for the year ending December 31, 2018; and

•	the approval (on an advisory basis) of the compensation of our named executive officers.
The Board recommends a vote FOR each of the Trustee nominees listed in this proxy statement, FOR the ratification of Grant Thornton’s appointment, and FOR the approval, on an advisory basis, of the compensation of our named executive officers.
We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to your proxies to vote on such matter in their best judgment. The proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.
In addition, management will report on the performance of the Trust and will respond to appropriate questions from shareholders. The Trust expects that representatives of Grant Thornton will be present at the annual meeting and will be available to respond to questions. Such representatives will also have an opportunity to make a statement.

How can I attend the 2018 Annual Meeting?
You can attend our 2018 annual meeting in person, virtually via the Internet, or by proxy.
Attending In Person. Our 2018 annual meeting will take place at the offices of Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. You will need to present photo identification, such as a driver’s license and proof of Share ownership as of the record date in order to be allowed into the meeting.
Attending and Participating Online. You may also attend the 2018 annual meeting virtually via the Internet at www.virtualshareholdermeeting.com/rpt2018. Shareholders may vote and submit questions while attending the meeting virtually via the Internet. You will need the 12 or 14 digit control number included on your e-delivery notice, or Notice or proxy card (if you received a printed copy of the proxy materials), to enter the meeting via the Internet. Instructions on how to attend and participate virtually via the Internet, including how to demonstrate proof of Share ownership, are posted at www.virtualshareholdermeeting.com/rpt2018.
Attending by Proxy. Please see “Can I vote my Shares without attending the annual meeting in person or virtually via the Internet?” below.
Who is entitled to vote?
Only record holders of Shares at the close of business on the record date of April 23, 2018 are entitled to receive notice of the annual meeting and to vote the Shares that they held on the record date. Each outstanding Share is entitled to one vote on each matter to be voted upon at the annual meeting.
What constitutes a quorum?
The presence at the annual meeting, in person, virtually via the Internet or by proxy, of the holders of a majority of the Shares outstanding on the record date will constitute a quorum for all purposes. As of the record date, 80,029,747 Shares were outstanding. Broker non-votes (defined below), and proxies marked with abstentions or withhold votes, will be counted as present in determining whether or not there is a quorum.
What is the difference between holding Shares as a shareholder of record and as a beneficial owner?
Shareholders of Record. If your Shares are registered directly in your name with the Trust’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those Shares and the applicable proxy materials are being sent directly to you by the Trust. As the shareholder of record, you have the right to grant your voting proxy directly to the Trust through the enclosed proxy card, through the Internet or by telephone, or to vote in person at the annual meeting.
Beneficial Owners. Many of the Trust’s shareholders hold their Shares through a broker, bank or other nominee rather than directly in their own name. If your Shares are so held, you are considered the beneficial owner of Shares, and the applicable proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those Shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you cannot vote these Shares in person at the annual meeting unless you obtain a proxy from your broker, bank or nominee and bring such proxy to the annual meeting. Your broker, bank or nominee has enclosed voting instructions for you to use in directing the broker, bank or nominee on how to vote your Shares.

Why did many shareholders receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
The Trust has elected to furnish proxy materials to you primarily through the Internet, which expedites the receipt of materials, lowers our expenses and conserves natural resources. If you received the Notice containing instructions on how to access this proxy statement and the 2017 annual report through the Internet, please do not mail in the Notice, as it is not intended to serve as a voting instrument. For more information on attending the meeting virtually via the Internet, please see “How Can I attend the 2018 Annual Meeting?” above.
How can I access the Trust’s proxy materials and annual report on Form 10-K?
The “Investor Relations — SEC Filings” section of the Trust’s website, www.rgpt.com, provides access, free of charge, to Securities and Exchange Commission (“SEC”) reports as soon as reasonably practicable after the Trust electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. In addition, a copy of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2017 will be sent to any shareholder, without charge, upon written request sent to: Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, MI 48334. Further, the SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Trust, at www.sec.gov.
As noted above, most shareholders will receive a Notice with instructions on how to view the proxy materials and annual report for 2017 through the Internet (at www.proxyvote.com). The Notice includes a control number (which is the same control number as that used to attend the meeting virtually via the Internet) that must be entered on the Internet in order to view the proxy materials. The Notice also describes how to receive the proxy materials by paper delivery or e-mail. You can elect to receive future proxy materials by e-mail at no charge if you vote using the Internet and, when prompted, indicate you agree to receive or access shareholder communications electronically in future years. You may also request additional paper copies without charge by sending a written request to Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, MI 48334.
The references to the website addresses of the Trust and the SEC in this proxy statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites is not part of this proxy statement.
Can I vote my Shares in person at the annual meeting?
Even if you plan to attend the meeting in person or virtually via the Internet, the Trust encourages you to vote your Shares prior to the meeting.
If you attend the meeting in person, you will need to present photo identification, such as a driver’s license and proof of Share ownership as of the record date when you arrive at the meeting. If you hold your Shares through a bank, broker or other holder of record and you plan to attend the annual meeting, you must present proof of your ownership of Shares, such as a bank or brokerage account statement, in order to be admitted to the meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.
To vote your Shares before the meeting through the Internet or by attending the meeting virtually via the Internet, you will need to demonstrate proof of your Share ownership pursuant to the instructions on how to do so as set forth in your Notice or proxy card, as applicable.

Shareholders of Record. If you are a shareholder of record and attend the annual meeting in person, you can deliver your completed proxy card or vote by ballot in person at the annual meeting. If you are a shareholder of record and attend the annual meeting virtually via the Internet, you can deliver your completed proxy card as discussed in the next question below or vote during the meeting by ballot in accordance with the instructions on how to participate virtually via the Internet which are posted at www.virtualshareholdermeeting.com/rpt2018.
Beneficial Owners. If you hold your Shares through a broker, bank or other nominee and want to vote such Shares in person at the annual meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such Shares and bring such proxy to the annual meeting. If you hold your Shares through a broker, bank or other nominee and want to vote such Shares virtually via the Internet at the annual meeting, you should follow the instructions at www.virtualshareholdermeeting.com/rpt2018 in order to vote at the meeting.
Can I vote my Shares without attending the annual meeting in person or virtually via the Internet?
By Mail. If you received your annual meeting materials by paper delivery, you may vote by completing, signing and returning the enclosed proxy card or voting instruction card. Please do not mail in the Notice, as it is not intended to serve as a voting instrument.
By telephone. If you received your annual meeting materials by paper delivery, you may vote by telephone as indicated on your enclosed proxy card or voting instruction card.
Through the Internet. You may vote before or during the meeting through the Internet as instructed on your Notice, proxy card, voting instruction card, or e-mail notification. In order to vote through the Internet, you must enter the control number set forth in your Notice, proxy card, voting instruction card, or e-mail notification. If you do not have any of these materials and are a shareholder of record, you may contact Ramco Investor Relations (telephone number: 248-350-9900) to request a proxy card (which will include your control number) to be mailed to your address on record or an e-mail with your control number to be sent to your e-mail address on record. If you do not have any of these materials and are a beneficial owner, you must contact your broker, bank or other nominee to obtain your control number.
Can I change my vote?
Shareholders of Record. You can change your vote at any time before the proxy is exercised by filing with the Secretary of the Trust either a notice revoking the proxy or a new proxy that is dated later than the original proxy. You can also change your vote through the Internet, by telephone or by taking action at the annual meeting. If you vote your shares by proxy and then attend the annual meeting in person or virtually via the Internet, the individuals named as proxy holders in the enclosed proxy card will nevertheless have authority to vote your Shares in accordance with your instructions on the proxy card unless you properly file such revocation notice or new proxy.

Beneficial Owners. If you hold your Shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.
What does it mean if I receive more than one proxy card or voting instruction card?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with banks, brokers, other nominees and/or the Trust’s transfer agent. Please take action with respect to each proxy card and voting instruction card that you receive. The Trust recommends that you contact such persons to consolidate as many accounts as possible under the same name and address.

What if I do not vote for some of the items listed on my proxy card or voting instruction card?
Shareholders of Record. Proxies that are properly executed without voting instructions on certain matters will be voted in accordance with the recommendations of the Board on such matters.
Beneficial Owners. If you hold your Shares in street name through a broker, bank or other nominee and do not provide voting instructions for any or all matters, such nominee will determine if it has the discretionary authority to vote your Shares. Under applicable law and New York Stock Exchange (“NYSE”) rules and regulations, brokers have the discretion to vote on routine matters, such as the ratification of the appointment of the Trust’s independent registered public accounting firm, but do not have discretion to vote on non-routine matters. For all other matters at the 2018 annual meeting, the Trust believes that your bank, broker or nominee will be unable to vote on your behalf if you do not instruct it how to vote your Shares. If you do not provide voting instructions, your Shares will be considered “broker non-votes” with regard to the non-routine proposals because the broker will not have discretionary authority to vote thereon. Therefore, it is very important for you to vote your Shares for each proposal.
What vote is required to approve each item?
Proposal 1 — Election of Trustees. The seven nominees who receive the most votes cast “FOR” at the annual meeting will be elected as Trustees. The Board’s slate of nominees consists of Stephen R. Blank, Dennis Gershenson, Arthur Goldberg, Brian Harper, David J. Nettina, Joel M. Pashcow and Laurie M. Shahon, each nominated for a one-year term ending at the 2019 annual meeting of shareholders. Withheld votes and broker non-votes will have no effect on the outcome of the vote.
Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the annual meeting will be necessary to ratify the Audit Committee’s appointment of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2018. Abstentions will not be counted as votes cast at the annual meeting and will have no effect on the result of the vote.
Proposal 3 — Advisory Approval of the Compensation of Our Named Executive Officers. The affirmative vote of a majority of the votes cast at the annual meeting will be necessary to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote.
Other Matters. If any other matter is properly submitted to the shareholders at the annual meeting, its adoption will generally require the affirmative vote of a majority of the votes cast at the annual meeting. The Board does not propose to conduct any business at the annual meeting other than as stated above.
Although the advisory vote in Proposal No. 3 is not binding on the Trust, the Board and the Compensation Committee will take your vote into consideration in determining future activities.
How do I find out the voting results?
We intend to announce preliminary voting results at the annual meeting and to disclose the final voting results in a current report on Form 8-K within four business days of the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of the Shares as of April 23, 2018 with respect to (i) each Trustee, nominee and named executive officer, (ii) all of our Trustees and executive officers as a group and (iii) to our knowledge, each beneficial owner of more than 5% of the outstanding Shares. Unless otherwise indicated, each owner has sole voting and investment powers with respect to the Shares listed below. Information with respect to ownership by the Trustees and executive officers of the Trust’s 7.25% Series D Convertible Perpetual Preferred shares is contained in the footnotes to the following table. None of the Trust’s Trustees or executive officers owns more than 1% of such Series D Convertible Perpetual Preferred Shares.

Trustees, Executive Officers and More Than 5% Shareholders (1)	Number of Shares Owned Directly or Indirectly(2)		Number of Shares Which Can Be Acquired Upon Exercise of Options Exercisable Within 60 Days		Number of Shares Beneficially Owned	Percent of Shares
Dennis Gershenson	2,126,920	(3)	5,495	(4)	2,132,415	2.66%
Brian Harper	—	(5)	—		—	*
Joel M. Pashcow	263,829	(6)	—		263,829	*
Arthur Goldberg	93,555	(7)	—		93,555	*
Mark K. Rosenfeld	62,555	(8)	—		62,555	*
Stephen R. Blank	45,455	(9)	—		45,455	*
David J. Nettina	39,816		—		39,816	*
Laurie M. Shahon	12,682		—		12,682	*
John Hendrickson (10)	68,931		—		68,931	*
Geoffrey Bedrosian (11)	32,972		—		32,972	*
Catherine Clark	97,101		—		97,101	*
Edward Eickhoff	44,287		—		44,287	*
All Trustees and Executive Officers as a Group (11 Persons)	2,811,294	(12)	5,495		2,816,789	3.52%
More Than 5% Holders:
The Vanguard Group, Inc.	13,110,824	(13)	—		13,110,824	16.38%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.	13,628,931	(14)	—		13,628,931	17.03%
55 East 52nd Street New York, NY 10022
Vanguard Specialized Funds--Vanguard REIT Index Fund	5,346,497	(15)	—		5,346,497	6.68%
100 Vanguard Blvd. Malvern, PA 19355
Wellington Management Group LLP	6,156,971	(16)	—		6,156,971	7.69%
280 Congress Street Boston, MA 02210
Macquarie Group Limited	6,139,987	(17)	—		6,139,987	7.67%
50 Martin Place Sydney, New South Wales, Australia
* less than 1%

(1)
Percentages are based on 80,029,747 Shares outstanding as of April 23, 2018. Any Shares beneficially owned by a specified person but not currently outstanding, including options exercisable within 60 days of the record date and Shares issuable upon the exchange of units of limited partnership (“OP Units”) in the Trust’s operating partnership, Ramco-Gershenson Properties, L.P., are included in the percentage computation for such specified person, but are not included in the computation for other persons.

(2)
Certain Shares included in this column are currently in the form of restricted stock, all owned directly by such person. Each share of restricted stock represents the right to receive one Share upon vesting. During the vesting period, holders of restricted stock have voting rights as if such restricted stock was vested. Holdings of restricted stock are as follows: Dennis Gershenson, 197,371 shares; Joel M. Pashcow, 5,814 shares; Arthur Goldberg, 5,814 shares; Mark K. Rosenfeld, 5,814 shares; Stephen R. Blank, 5,814 shares; David J. Nettina, 5,814 shares; Laurie M. Shahon, 5,814; Catherine Clark, 21,682; and Edward Eickhoff, 18,751. Holdings of restricted stock included in "All Trustees and Executive Officers as a Group" also include: Dawn Hendershot, 12,428 shares; and Raymond Merk, 7,971 shares.

(3)
Includes: (i) 15,800 Shares owned by a charitable trust of which Mr. Gershenson is a trustee, (ii) 8,375 Shares owned by trusts for Mr. Gershenson’s children (shared voting and dispositive power), (iii) 95,000 Shares owned by a trust, (iv) 1,387,413 Shares that partnerships, of which Mr. Gershenson is a partner, have the right to acquire upon the exchange of 1,387,413 OP Units owned by such partnerships pursuant to the Exchange Rights Agreement with the Trust (the “Exchange Rights Agreement”) and (v) 13,590 Shares that Mr. Gershenson has the right to acquire upon the exchange of 13,590 OP Units owned individually pursuant to the Exchange Rights Agreement.

Mr. Gershenson disclaims beneficial ownership of the Shares owned by the trusts for his children and the charitable trust.

(4)	Includes 5,495 common shares that Mr. Gershenson could acquire upon conversion of 7.25% Series D Convertible Perpetual Preferred shares owned by him.

(5)
Mr. Harper is entitled to receive awards under the Trust's Inducement Incentive Plan. See "Compensation Discussion and Analysis—Executive Officer Employment Agreements—Brian Harper's Employment Agreement."

(6)
Includes 103,325 Shares owned by an irrevocable trust for Mr. Pashcow’s daughter and by a foundation of which Mr. Pashcow is trustee (Mr. Pashcow has shared voting and investment powers for each entity). Mr. Pashcow disclaims beneficial ownership of the Shares owned by the foundation and by the trust.

(7)
Includes 29,855 Shares deferred under certain of the Trust’s equity incentive plans and 48,700 Shares owned by Mr. Goldberg's wife. Mr. Goldberg disclaims beneficial ownership of the Shares owned by his wife.

(8)	Includes 4,039 Shares deferred under certain of the Trust’s equity incentive plans.

(9)	Includes 33,855 Shares deferred under certain of the Trust’s equity incentive plans.

(10)	Mr. Hendrickson resigned from the Trust effective April 12, 2018.

(11)	Mr. Bedrosian resigned from the Trust effective April 20, 2018.

(12)	Includes Trustees and executive officers as of April 23, 2018.

(13)	Based on the Schedule 13G/A filed with the SEC on February 12, 2018.

(14)	Based on the Schedule 13G/A filed with the SEC January 19, 2018. This report includes holdings of various subsidiaries of BlackRock, Inc.

(15)	Based on the Schedule 13G/A filed with the SEC on February 2, 2018.

(16)	Based on the Schedule 13G filed with the SEC on February 8, 2018.This report includes holdings of various subsidiaries of Wellington Management Group LLP.

(17)	Based on the Schedule 13G filed with the SEC on February 13, 2018.This report includes holdings of various subsidiaries of Macquarie Group Limited.

PROPOSAL 1 — ELECTION OF TRUSTEES

The Board currently consists of seven Trustees. Each Trustee is elected for a one-year term.  Seven Trustees are to be elected at the 2018 annual meeting to serve until the annual meeting of shareholders in 2019 and until their successors are duly elected and qualified or until any such Trustee’s earlier resignation, retirement or other termination of service. The seven nominees who receive the most votes cast at the annual meeting will be elected as Trustees. The Board has re-nominated Stephen R. Blank, Dennis Gershenson, Arthur Goldberg, David J. Nettina, Joel M. Pashcow and Laurie M. Shahon and has nominated Brian Harper. After 22 years of service to the Trust, Mr. Rosenfeld has elected to retire from the Board at the end of his current term; therefore, his service as a Trustee will end on the date of the 2018 annual meeting. The Board recommends that you vote FOR the re-election of the Board’s nominees.
Each of the seven nominees has consented to serve a one-year term and has consented to be named in this proxy statement. If for any reason any of the nominees becomes unavailable for election, the Board may designate a substitute nominee. In such case, the persons named as proxies in the accompanying proxy card will vote for the Board’s substitute nominee. Alternatively, the Board may reduce the size of the Board or leave the position vacant.
The Trustees and nominees of the Trust are as follows:

Name	Age	Title
Stephen R. Blank	72	Chairman of the Board (1)
Dennis Gershenson	75	Trustee; President and Chief Executive Officer of the Trust(1)
Arthur Goldberg	76	Trustee
Brian Harper	42	Nominee for Trustee(1)
David J. Nettina	65	Trustee
Joel M. Pashcow	75	Trustee
Laurie M. Shahon	66	Trustee
(1) Mr. Harper is expected to join the Trust as its President and Chief Executive Officer, and be appointed as a Trustee, on or before June 15, 2018, at which time, Mr. Gershenson will retire from the positions of President and Chief Executive Officer of the Trust. Mr. Gershenson is thereafter expected to be appointed Chairman of the Board.
Trustee Background and Qualifications
As a fully integrated self-administered, publicly-traded REIT which owns, develops, acquires, manages and leases community shopping centers in a dozen of the largest metropolitan markets in the United States, the Trust’s business involves a wide range of real estate, financing, accounting, management and financial reporting issues. In light of the Trust’s business and structure, the Nominating and Governance Committee considers the experience, mix of skills, independence from management and other qualities of the Trustees and nominees to ensure appropriate Board composition. In particular, the Nominating and Governance Committee believes that Trustees and nominees with the following qualities and experiences can assist in meeting this goal:
Senior Leadership Experience. Trustees with experience in significant leadership positions provide the Trust with perspective in analyzing, shaping and overseeing the execution of operational, organizational and strategic issues at a senior level. Further, such persons have a practical understanding of balancing operational and strategic goals and risk management.
Business Entrepreneurship and Transactional Experience. Trustees who have a background in entrepreneurial businesses and growth transactions can provide insight into developing and implementing strategies for entering into new business segments, partnering in joint ventures and/or growing via mergers and acquisitions. Further, they have a practical understanding of the importance of “fit” with the Trust’s culture and strategy, the valuation of transactions and business opportunities and management’s plans for integration with existing operations.

Financial and Accounting Experience. An understanding of the financial markets, corporate finance, accounting requirements and regulations and accounting and financial reporting processes allows Trustees to understand, oversee and advise management with respect to the Trust’s operating and strategic performance, capital structure, financing and investing activities, financial reporting and internal control of such activities. The Trust seeks to have a number of Trustees who qualify as audit committee financial experts and expects all of the Trustees to be financially knowledgeable.
Real Estate Experience. An understanding of real estate issues, particularly with respect to real estate investment trusts, real estate development, community shopping centers and key tenants, brings critical industry-specific knowledge and experience to our Board. Education and experience in the real estate industry is useful in understanding the Trust’s acquisition, development, leasing and management of shopping centers and the competitive landscape of its industry.
Public Company Board Experience. Trustees who serve, or have served, on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of trustees, the relations of a board to the Chief Executive Officer and other management personnel, the importance of particular agenda and oversight matters and oversight of a changing mix of strategic, operational and compliance-related matters. In addition, each of the Trustees is currently a member of the National Association of Corporate Directors.
The following sets forth the business experience during at least the past five years of each Board nominee. The years of Trustee service include service for the Trust’s predecessors. In addition, the following includes, for each Trustee, a brief discussion of the specific experiences, qualifications, attributes and skills that led to the conclusion that such Trustee should continue to serve on the Board in light of the goals set forth above.
Stephen R. Blank has been a Trustee since 1988, including as Chairman of the Board since September 2009, and previously as Lead Trustee of the Board from June 2006 to September 2009. Mr. Blank is an independent Trustee and qualifies as a financial expert under SEC rules based on the experiences described below.
Mr. Blank has also served in leadership positions with firms involved in the real estate investment banking industry. This experience has provided Mr. Blank with a broad perspective on real estate industry issues, and enables him to provide key market insights to our Board.
Mr. Blank was a Senior Fellow, Finance, at the Urban Land Institute, a non-profit education and research institute which studies land use and real estate development policy, from December 1998 until his retirement on December 31, 2014. Mr. Blank was a Managing Director — Real Estate Investment Banking of CIBC Oppenheimer Corp. from 1993 to 1998, Managing Director of Cushman & Wakefield, Inc.’s Real Estate Corporate Finance Department from 1989 to 1993, Managing Director — Real Estate Investment Banking of Kidder, Peabody & Co., Incorporated from 1979 to 1989, and Vice President, Direct Investment Group of Bache & Co., Incorporated from 1973 to 1979. Mr. Blank’s significant investment banking experience, relationships and familiarity with public equity offerings have been invaluable to the Trust in its capital raising activities in recent years.
Through Mr. Blank’s significant leadership roles on the Board since June 2006, including his role as chair of the Trust’s Audit Committee and Nominating and Corporate Governance Committee and as a member of its Compensation Committee, he has facilitated the Board’s ability to perform its critical oversight function and such authority has given him critical insights to the Trust’s operations, organization and strategy. Mr. Blank also has extensive Board and Board committee experience at other public companies. Mr. Blank has served on the Board of Directors of MFA Financial, Inc., a real estate investment trust, since 2002 (currently a member of its Audit and Compensation Committees). He previously served on the Board of Directors and Audit Committee of Home Properties, Inc. from 2009 to 2015 (and as Chair of its    Audit Committee from 2011 to 2015) and also on its Compensation, Real Estate and Governance Committees at various times during 2009 to 2015. He also served on the Board of Directors of BNP Residential Properties, Inc. from May 1999 to February 2007 and Atlantic Realty Trust from May 1996 to April 2006.

Mr. Blank’s knowledge of the Trust and its culture based on his 30 years of service, as well as the attributes noted above, led the Nominating and Governance Committee to conclude Mr. Blank should continue to serve as a member of our Board.
Dennis Gershenson has been a Trustee since 1996, including as Chairman of the Board from June 2006 to September 2009.
Mr. Gershenson has been President and Chief Executive Officer of the Trust since May 1996. He served as Vice President — Finance and Treasurer of Ramco-Gershenson, Inc. from 1976 to 1996 and arranged the financing of the Trust’s initial developments, expansions and acquisitions. As the principal executive officer of the Trust for 20 years and as an executive for an additional 21 years, Mr. Gershenson has a unique perspective and understanding of the Trust’s business, culture and history, having led the Trust through many economic cycles, internal and external growth, and other key operational and strategic initiatives. His day-to-day leadership of the Trust gives him critical insights into the Trust’s operations, strategy and competition, and enables him to assist the Chairman of the Board to ensure the Board’s ability to perform its critical oversight function. He also has a broad perspective on real estate industry issues generally.
Mr. Gershenson has served as Regional Director of the International Council of Shopping Centers, also known as the “ICSC,” which has provided him with key market insights and significant relationships. Mr. Gershenson also has other Board and Board committee experience at a REIT through his service as a member of the Board of Directors of National Retail Properties, Inc. from February 2008 through May 2011 (serving for a portion of this time as a member of its Governance and Nominating and Compensation Committees), at which time he elected not to run for re-election.

Mr. Gershenson also has served in many leadership roles of various charitable organizations. Mr. Gershenson was a member of the Board of Directors of Oakland Family Services and the Board of Governors of Cranbrook Academy of Art. He is a former Chairman of the Board of Directors of Hospice of Michigan and served on the Board of Directors of the Merrill Palmer Institute and the Metropolitan Affairs Coalition.
Mr. Gershenson’s knowledge of the Trust and its culture based on his 42 years of service, as well as the attributes noted above, led the Nominating and Governance Committee to conclude Mr. Gershenson should continue to serve as a member of our Board.
Arthur Goldberg has been a Trustee since 1988 and is an independent Trustee. Mr. Goldberg qualifies as a financial expert under SEC rules based on the experiences described below.
Mr. Goldberg is currently the Chairman of the South Palm Beach Jewish Federation. Mr. Goldberg was a Managing Director of Corporate Solutions Group, LLC, an investment banking and advisory firm, from January 2002 to 2015. Mr. Goldberg served as President of Manhattan Associates, LLC, a merchant and investment banking firm, from 1994 to 2002 and as Chairman of Reich & Company, Inc. (formerly Vantage Securities, Inc.), a securities and investment brokerage firm, from 1990 to 1993. Mr. Goldberg has also served in leadership positions of other investment banking and brokerage firms. This experience has provided Mr. Goldberg with a broad perspective on investment banking, capital markets, finance, accounting and mergers and acquisitions, and enables him to provide key market insights to our Board. Further, his significant investment banking experience, relationships and familiarity with public equity offerings and transactional matters have been invaluable to the Trust in its capital raising and acquisition and disposition activities.
Mr. Goldberg also has extensive Board and Board committee experience at other public companies. Mr. Goldberg served on the Board of Directors of Avantair, Inc. from 2003 to August of 2013 (serving as the Chair of its Compensation Committee and a member of the Audit Committee and Executive Committee). He also served on the Board of Directors of North Shore Acquisition Corp. from November 2007 to August 2009 and Atlantic Realty Trust from May 1996 to April 2006.

Mr. Goldberg’s knowledge of the Trust and its culture based on his 30 years of service, combined with the attributes noted above, led the Nominating and Governance Committee to conclude Mr. Goldberg should continue to serve as a member of our Board.

Brian Harper will be appointed as President and Chief Executive Officer of the Trust on a date no later than June 15, 2018.

Prior to joining the Trust, Mr. Harper served as Chief Executive Officer of Rouse Properties where he also served as the Chief Operating Officer from April 2015 to July 2016 and served as Executive Vice President of Leasing and Marketing as well as Executive Vice President of Leasing and Acquisitions from January 2012 to April 2015. Mr. Harper previously was the Senior Vice President of Leasing for General Growth Properties.

Mr. Harper has over 18 years of experience in the retail real estate industry, and brings significant expertise in real estate operations, redevelopment and site densification as well as strong relationships with leading retailers. He has won several awards, including Chain Store Age’s 10 Under 40 in Real Estate. Mr. Harper holds a Bachelor’s degree from the University of Kansas.

Mr. Harper's knowledge of and experience in the retail real estate industry and his expected appointment as President and Chief Executive Officer of the Trust led the Nominating and Governance Committee to conclude that Mr. Harper should serve as a member of our Board.
David J. Nettina has been a Trustee since February 23, 2012. Mr. Nettina is an independent Trustee and qualifies as a financial expert under SEC rules based on the experiences described below.
Mr. Nettina has served as the Managing Principal of Briarwood Capital Group, LLC, since 2001, through which he develops residential and commercial real estate pursuant to contracts and joint venture development agreements with Heritage Custom Builders, LLC, a residential home builder in Albany, New York. He is also a General Partner of Spa Mirbeau, a retail shopping center centric spa and French country dining experience company. In addition, he is the Albany, New York Chair for Vistage International, Inc., an international organization which offers facilitated peer groups for chief executive officers and private company owners. Mr. Nettina also formerly served as the chairman of the board of Mastrioanni Bros., Inc., a privately held commercial banking company in Albany, New York and as a member of the board of Frontera Investment, Inc. Mr. Nettina served as the co-Chief Executive Officer of Career Management, LLC from 2009 to 2013 and has served as Chief Executive Officer since 2013.

Prior to returning to private business, Mr. Nettina served as the President, Chief Financial Officer and Chief Real Estate Officer of American Financial Realty Trust (AFRT), a publicly traded real estate investment trust, from March 2005 to April 2008. In 2008, AFRT merged with Gramercy Capital Corp. AFRT was formerly the leading net lease real estate investment trust with an exclusive focus on bank real estate. Mr. Nettina was the principal architect of AFRT's operational and financial restructuring, which ultimately resulted in its successful merger with Gramercy Capital Corp. Prior to his service at AFRT, Mr. Nettina founded Briarwood Capital Group, LLC to manage his family investment activities, which were principally engaged in the acquisition and development of residential real estate. From 1997 to 2001, Mr. Nettina served as President and Chief Financial Officer and Chief Operating Officer of SL Green Realty Corp., a publicly traded real estate investment trust which owns and operates Manhattan commercial office real estate, and for which Mr. Nettina led the company's initial public offering. Prior to SL Green Realty Corp.'s initial public offering, Mr. Nettina held various executive management positions for more than 11 years with The Pyramid Companies, a developer, owner and operator of 20 regional malls in the Northeast, including positions as the Chief Financial Officer and a development partner involved in the development of over three million square feet of retail space. During his tenure at The Pyramid Companies, he led a financial and operational restructuring of the company during the economic downturn in the early 1990s which allowed the company to remain privately held. Prior to his service at The Pyramid Companies, Mr. Nettina served in a number of roles in Citicorp's consumer banking division, which led to his being appointed the President of Citibank (Maine), N.A., which he established on a de novo basis. Prior to his service at Citibank, he served on active military duty as a Captain in the 101st Airborne Division. Mr. Nettina has served on a number of civic and collegiate boards, including the Doylestown Ways and Means Committee and the Real Estate Committee of the Board of Trustees of Sienna College in Albany, New York and the Real Estate Committee of the Board of Trustees for Canisius College in Buffalo, New York.
Mr. Nettina earned a Bachelor of Science degree in Accounting and a Master of Business Administration degree in Finance from Canisius College in Buffalo, New York, along with a Certificate in Management Accounting.
All of the foregoing has provided Mr. Nettina with 32 years of extensive knowledge and experience in executive management (including REITs in particular), corporate finance (in both banking and real estate), accounting and capital markets.
Mr. Nettina’s knowledge of the real estate industry and extensive experience as a leader of publicly traded real estate investment trusts, as well as the attributes noted above, led the Nominating and Governance Committee to conclude Mr. Nettina should serve as a member of our Board.
Joel M. Pashcow has been a Trustee since 1980 and is an independent Trustee.
Mr. Pashcow has been a Managing Member of Nassau Capital LLC, a real estate and securities investment firm, since April 2006. This experience has provided Mr. Pashcow with a broad perspective on REIT equity investing, finance, the securities industry and general real estate industry issues and enables him to provide key market insights to our Board, which has been particularly important in the Trust’s capital raising activities and ensuring alignment with shareholders.
Mr. Pashcow served as Chairman of the predecessor of the Trust from 1988 to May 1996. Mr. Pashcow also has prior Board service and leadership experience, serving as Chairman of the Board of Trustees of Atlantic Realty Trust, a real estate investment trust, from May 1996 to April 2006.
Mr. Pashcow’s knowledge of the Trust and its industry, operations and personnel based on his 38 years of service, as well as the attributes noted above, led the Nominating and Governance Committee to conclude Mr. Pashcow should continue to serve as a member of our Board.
Laurie M. Shahon has been a Trustee since November 2015 and is an independent Trustee.
Ms. Shahon is the President of Wilton Capital Group, a private direct investment firm she founded in 1994 that makes principal investments in later-stage ventures and medium-sized buyouts. She previously held investment banking positions with Morgan Stanley and Salomon Brothers. Ms. Shahon was a director of KCG Holdings, Inc. (and its predecessor) from 2006 until its sale in 2017 and served on its Nominating and Governance Committee, Compensation Committee and Audit and Finance Committee. Ms. Shahon received an A.B. in English and Political Science from Wellesley College and an M.B.A. in Finance and International Business from Columbia University. She is a former Adjunct Professor of Finance at Columbia Business School. Ms. Shahon has served on the boards of more than ten public companies over the past 25 years, including The Bombay Company, Inc., Eddie Bauer Holdings, Inc and Kitty Hawk Inc.
Ms. Shahon’s significant experience in the financial services and securities industries, her experience as the founder of a private direct investment firm, her experience as a director of other publicly traded companies and her extensive finance and accounting knowledge, combined with the attributes noted above, led the Nominating and Governance Committee to conclude Ms. Shahon should serve as a member of our Board.

Trustee Independence
The NYSE listing standards set forth objective requirements for a Trustee to satisfy, at a minimum, in order to be determined independent by the Board. In addition, the NYSE listing standards require the Board to consider all relevant facts and circumstances, including the Trustee’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships and such other criteria as the Board may determine from time to time. The Board has determined, after considering all of the relevant facts and circumstances, that each of Messrs. Blank, Goldberg, Nettina and Pashcow and Ms. Shahon are independent Trustees and therefore the Trust satisfies the requirements of the NYSE listing standards and the Trust’s Corporate Governance Guidelines that at least a majority of the Trustees be independent.
The Audit Committee, Compensation Committee and Nominating and Governance Committee are composed entirely of independent Trustees. In addition, after considering all of the relevant facts and circumstances, the Board has determined that each member of the Audit Committee qualifies under the Audit Committee independence standards established by the SEC and the NYSE.

Majority Withheld Votes
Included in our Corporate Governance Guidelines is a policy approved by the Board to be followed if any nominee for Trustee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election.  In such event, the applicable Trustee must  promptly tender his or her resignation, conditioned on Board acceptance, following certification of the shareholder vote. The Nominating and Corporate Governance Committee will consider the resignation and  recommend to the Board whether to accept such resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and will disclose its decision within 90 days following certification of the shareholder vote.

BOARD MATTERS
The Board of Trustees
General
The Board has general oversight responsibility of the Trust’s affairs and the Trustees, in exercising their fiduciary duties, represent and act on behalf of the shareholders. Although the Board does not have responsibility for the Trust’s day-to-day management, it stays regularly informed about the Trust’s business and provides guidance to management through periodic meetings and other informal communications. The Board is significantly involved in, among other things, the Trust’s strategic and financial planning process, leadership development, as well as other functions carried out through the Board committees as described below. The Board, led by the Nominating and Governance Committee, also performs an annual performance review of the Board and individual Trustees.
Board Leadership
Mr. Blank has served as the independent Chairman of the Board since September 2009. From June 2006 to September 2009, Mr. Gershenson was the Chairman of the Board and Mr. Blank served as Lead Trustee.
The Board does not have a specific policy on whether the Chairman should be a non-employee Trustee or if the Chairman and Chief Executive Officer positions should be separate. In accordance with the Corporate Governance Guidelines, if the Chairman is also the Chief Executive Officer of the Trust, then one of the independent members of the Board will be named as Lead Trustee. The Board believes either circumstance provides sufficient checks and balances and is appropriate to further the interests of shareholders of the Trust. Further, in either case, the Board believes that its independent Trustees, who represent five of seven members of the Board, are deeply engaged and provide significant independent leadership and direction given their executive and Board experience. See “Proposal 1— Election of Trustees — Trustee Background and Qualifications” above. The independent Trustees are the sole members of the Audit, Compensation and Nominating and Governance committees, which oversee critical matters of the Trust such as the integrity of the Trust’s financial statements, the compensation of executive management, the nomination and evaluation of Trustees and the development and implementation of the Trust’s corporate governance policies and structures. The independent Trustees also meet regularly in executive session at Board and committee meetings and have access to independent advisors as they deem appropriate. Management supports this oversight role through its tone-at-the-top and open communication.
Oversight of Risk Management
The Board oversees the Trust’s risk management. This oversight is administered primarily through:

•	the Board’s review and approval of management’s annual business plan and long-term strategic plan;

•	at least quarterly review by the Board of business developments, strategic plans and implementation, liquidity and financial results;

•	the Board’s oversight of succession planning;

•	the Board’s oversight of capital spending and financings;

•
the Audit Committee’s oversight of the Trust’s financial reporting, internal control over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy thereof, and the Trust's cybersecurity;

•	the Nominating and Governance Committee’s leadership in the corporate governance policies of the Trust and the self-evaluation assessments of the Board and committees; and

•
the Compensation Committee’s review and approvals regarding executive officer compensation and its relationship to the Trust’s business plan, as well its review of compensation plans generally and the related risks.

Meetings
In 2017, the Board held seven meetings. Non-management Trustees generally hold scheduled executive sessions in which non-management Trustees meet without the presence of management. These executive sessions generally occur around regularly scheduled meetings of the Board. Mr. Blank presides at such executive sessions.
Trustees are expected to attend all Board and committee meetings, as well as the Trust’s annual meeting of shareholders. In 2017, all of the Trustees attended at least 75% of the aggregate meetings of the Board and all committees of the Board on which they served. All of the Trustees attended the 2017 annual meeting of shareholders.

Committees of the Board
The Board has delegated various responsibilities and authority to Board committees and each committee regularly reports on its activities to the Board. Each committee, except the Executive Committee, has regularly scheduled meetings. Each committee operates under a written charter approved by the Board, which is reviewed annually by the respective committees and the Board and is available on the Trust’s website under “Investors—Corporate Information—Governance Documents” at www.rgpt.com. The table below sets forth the current membership and 2017 meeting information for the four standing committees of the Board:

Name	Audit	Compensation	Nominating and Governance	Executive(3)
Stephen R. Blank (1)	X	X	X	—
Dennis Gershenson	—	—	—	X
Arthur Goldberg	X	Chair	—	X
David J. Nettina	Chair	—	X	—
Joel M. Pashcow	—	X	X	Chair
Mark K. Rosenfeld (2)	X	X	Chair	—
Laurie M. Shahon	X	X	—	—
Meetings	10	4	3	—
(1) Mr. Blank is an ex-officio member of such committees.
(2) Mr. Rosenfeld is retiring from the Board at the end of his current term; therefore, his service as a Trustee will end on the date of the 2018 annual meeting. Ms. Shahon is expected to be appointed Chair of the Nominating and Governance Committee.

(3) Mr. Harper is expected to be appointed as a member of the Executive Committee.

In addition to the meetings listed above, the Executive Committee took action by unanimous written consent in 2017. The Board also formed an ad hoc CEO Search Committee, consisting of Mr. Gershenson, Mr. Goldberg, Mr. Nettina and Ms. Shahon.
Audit Committee
The Trust has a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for providing independent, objective oversight and review of the Trust’s consolidated financial statements, the Trust’s system of internal controls, the Trust’s risk management system, the qualifications, performance and independence of the Trust’s independent registered public accounting firm, the performance of the Trust’s internal audit function and the Trust’s compliance with legal and regulatory requirements. The Audit Committee also has the sole authority and responsibility to appoint, determine the compensation of, evaluate and, when appropriate, replace the Trust’s independent registered public accounting firm. See “Audit Committee Disclosure,” “Report of the Audit Committee” and the Audit Committee’s charter for additional information on the responsibilities and activities of the Audit Committee.
The Board has determined that Messrs. Blank, Goldberg, and Nettina and Ms. Shahon are each financially literate and have the accounting or related financial management expertise in accordance with NYSE listing standards, and are each an audit committee financial expert as defined in the rules and regulations of the SEC. See “Proposal 1- Election of Trustees - Trustee Background and Qualifications” for a description of Messrs. Blank's, Goldberg's, and Nettina's and Ms. Shahon’s relevant business experience. The designation of an “audit committee financial expert” does not impose upon such person any duties, obligations or liabilities that are greater than are generally imposed on such person as a member of the Audit Committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

Compensation Committee
The Compensation Committee administers the executive compensation program of the Trust. The Compensation Committee’s responsibilities include recommending and overseeing compensation and benefit plans and policies, approving equity grants and otherwise administering share-based plans and reviewing annually all compensation decisions relating to the Trust’s executive officers. The Compensation Committee also reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and the Trust’s compensation programs. See “Compensation Discussion and Analysis,” “Compensation Committee Report” and the Compensation Committee’s charter for additional information on the responsibilities and activities of the Compensation Committee.

Role of Management. Similar to prior years, the Compensation Committee sought recommendations of Mr. Gershenson with respect to the Trust’s 2017 executive compensation program. See “Compensation Discussion and Analysis — Process for Making Compensation Determinations — Advisors Utilized in Compensation Determinations” for further information.
Role of Compensation Consultant. The Compensation Committee has the sole authority to engage outside advisors and establish the terms of such engagement, including compensatory fees. The Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) as its compensation consultant for 2017 with respect to executive compensation and Trustee compensation programs generally. The Compensation Committee works with management to determine Meridian’s responsibilities and direct its work product, but the Compensation Committee is responsible for the formal approval of the annual work plan.
In compliance with the SEC and the NYSE requirements regarding the independence of compensation consultants, Meridian provided the Compensation Committee with a letter addressing each of the six independence factors. Their responses affirm the independence of Meridian and the partners, consultants and employees who service the Compensation Committee on executive compensation matters and governance issues.
Nominating and Governance Committee
The Nominating and Governance Committee is responsible for identifying and nominating individuals qualified to serve as Board members, recommending Trustees for each Board committee and overseeing the Trust’s Corporate Governance Guidelines and related corporate governance issues. The Nominating and Governance Committee also is responsible for the Trust’s Code of Business Conduct and Ethics and considers any requests for waivers from such code. See the Nominating and Governance Committee’s charter for additional information on its responsibilities and activities.
The Nominating and Governance Committee considers the balance of skills, experience, independence and knowledge of the Board and the diversity representation of the Board, including gender and race, how the Board works as a unit and other factors relevant to its effectiveness, although it does not have a specific diversity policy underlying its nomination process. Generally, the Nominating and Governance Committee will re-nominate incumbent Trustees who continue to satisfy its criteria for members of the Board, who it believes will continue to make important contributions to the Board and who consent to continue their service on the Board. If a vacancy on the Board occurs, the Nominating and Governance Committee will review the experience, mix of skills and background, independence and other qualities of a nominee to ensure appropriate Board composition after taking into account the current Board members and the specific needs of the Trust and Board.
The Nominating and Governance Committee generally relies on multiple sources for identifying and evaluating nominees, including referrals from the Board and the Trust’s management. In 2015, the Nominating and Governance Committee engaged and paid a search firm in connection with identifying and evaluating two new Trustees, Ms. Connell and Ms. Shahon. In 2017, the Nominating and Governance Committee engaged a paid search firm to identify and evaluate Trustee candidates; the process has continued into 2018. The Nominating and Governance Committee does not solicit Trustee nominations, but will consider nominee recommendations by shareholders with respect to elections to be held at an annual meeting, so long as such recommendations are timely made and otherwise in accordance with the Trust’s Bylaws and applicable law. Such recommendations will be evaluated against the same criteria used to evaluate other nominees. The Trust did not receive any nominations of Trustees by shareholders for the 2018 annual meeting of shareholders.
Under the Bylaws, shareholders must follow an advance notice procedure to nominate candidates for election as Trustees or to bring other business before an annual meeting. The advanced notice procedures set forth in the Bylaws do not affect the right of shareholders to request the inclusion of proposals in the Trust’s proxy statement and form of proxy pursuant to SEC rules. See “Additional Information — Presentation of Shareholder Proposals and Nominations at 2019 Annual Meeting” for information regarding providing timely notice of shareholder proposals and nominations.
Executive Committee
The Executive Committee is permitted to exercise all of the powers and authority of the Board, except as limited by applicable law and the Bylaws. The Executive Committee generally acts by way of unanimous written consent in lieu of holding a meeting.
Corporate Governance
The Board and management are committed to responsible corporate governance to ensure that the Trust is managed for the benefit of its shareholders. To that end, the Board and management periodically review and update the Trust’s corporate governance policies and practices as appropriate or required by applicable law, the NYSE listing standards or SEC regulations.

The Trust has adopted a Code of Business Conduct and Ethics which sets forth basic principles to guide the conduct of Trustees and the Trust’s employees, including its principal executive officer, principal financial officer, principal accounting officer or controller and persons serving similar functions. The code covers numerous topics including illegal or unethical behavior, conflicts of interest, compliance with laws, corporate opportunities and confidentiality. A copy of the Trust’s Code of Business Conduct and Ethics is available on the Trust’s website under “Investors—Corporate Information—Governance Documents” at www.rgpt.com. Any waiver or material amendment that relates to the Trustees or certain executive officers of the Trust will be publicly disclosed in such subsection on the Trust’s website within four business days of such action. See “Related Person Transactions” for additional information regarding policies and procedures specifically addressing related person transactions.
The Trust has also adopted Corporate Governance Guidelines, which address, among other things, a Trustee’s responsibilities, qualifications (including independence), compensation and access to management and advisors. The Nominating and Governance Committee is responsible for overseeing and reviewing these guidelines and recommending any changes to the Board. A copy of the Trust’s Corporate Governance Guidelines is available on the Trust’s website under “Investor Relations — Corporate Overview — Governance Documents” at www.rgpt.com.
A copy of the Trust’s committee charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines will be sent to any shareholder, without charge, upon written request sent to the Trust’s executive offices: Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334.
Trustee Compensation
The Compensation Committee and Board believe that Trustees should receive a mix of cash and equity. Compensation paid to the non-employee Trustees is intended to provide incentives to such persons to continue to serve on the Board, to further align the interests of the Board and shareholders and to attract new Trustees with outstanding qualifications. Trustees who are employees or officers of the Trust or any of its subsidiaries do not receive any compensation for serving on the Board or any committees thereof; therefore, Mr. Gershenson is excluded from the Trustee compensation table below.
2017 Non-Employee Trustee Annual Cash Retainer and Meeting Fees. In 2017, each non-employee Trustee received an annual cash retainer equal to approximately $30,000 and an annual equity retainer, consisting of a grant of restricted shares, valued at approximately $75,000 (or 5,814 restricted shares). The restricted shares were granted on July 1st and vest in full on the first anniversary of the grant date. There were no additional fees paid per meeting attended. The Chairman of the Board also received an additional annual cash retainer of $100,000. The chairman of each of the Audit, Compensation, Nominating and Governance and Executive Committees received additional cash retainers of $15,000, $10,000, $10,000 and $5,000, respectively. In 2017, the Board approved a minimum fee of $10,000 to members of the ad hoc CEO Search Committee, with the ultimate fee to be determined by the Board following completion of the CEO search process. No fees were paid to members of such committee during 2017. The Trust also reimburses all Trustees for expenses incurred in connection with attending any meetings or performing their duties as Trustees.
Stock Ownership Guidelines. Effective September 2008, the Compensation Committee approved stock ownership guidelines for the Trustees. The guidelines require such persons to hold directly a number of Shares (including unvested restricted Shares) having a market value no less than three times the then current annual stock grant denominated in Shares for all Trustees. New Trustees have a five-year period to comply with the guidelines. The Compensation Committee reviews the minimum equity holding level and other market trends and practices on a periodic basis. The Compensation Committee has confirmed that all Trustees currently satisfy the guidelines or are within the time period to become compliant.
Deferred Fee Plan. The Trust maintains the Ramco-Gershenson Properties Trust Deferred Fee Plan for Trustees. A Trustee may elect to defer the entire annual equity retainer earned for services provided during a subsequent calendar year (“Deferral Year”) by completing and filing a proper deferred fee agreement with the Secretary of the Trust no later than December 31 of the year prior to the Deferral Year. Any shares deferred will be credited to a deferred share account and will be entitled to receive distributions, which at the Trustee’s election will either be paid in cash or will be reinvested in Shares. A Trustee may modify or revoke his or her existing fee deferral election only on a prospective basis, only for an annual equity retainer to be earned in a subsequent calendar year and only if the Trustee executes a new deferred fee agreement or revokes his or her existing deferred fee agreement in writing by December 31 of the year preceding the calendar year for which such modification or revocation is to be effective. The Trustee must elect the end of the deferral period at the time of such election and, except for limited circumstances, no Trustee shall have any right to make any early withdrawals from the Trustee’s deferred fee accounts.

2017 Trustee Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)(4)	Total ($)
Stephen R. Blank	130,000	75,000	205,000
Alice M. Connell(5)	7,500	—	7,500
Arthur Goldberg	40,000	75,000	115,000
David J. Nettina	45,000	75,000	120,000
Joel M. Pashcow	35,000	75,000	110,000
Mark K. Rosenfeld(6)	40,000	75,000	115,000
Laurie M. Shahon	30,000	75,000	105,000
Total	327,500	450,000	777,500

(1)	Represents amounts earned in 2017 with respect to the cash retainers.

(2)
Reflects 5,814 shares of restricted stock granted in 2017 under the 2012 Omnibus Long-Term Incentive Plan. The amounts reported reflect the grant date fair value of each award based on the closing price of the Shares on the NYSE on June 30, 2017 (i.e., $12.90), the last business day prior to the grant date of July 1, 2017.

(3)	In 2017, the following Trustees elected to defer the receipt of their entire equity retainer under the Ramco-Gershenson Properties Trust Deferred Fee Plan for Trustees as follows:

Name	2017 Stock Deferrals ($)	Deferred Shares Credited (#)
Stephen R. Blank	75,000	5,814
Arthur Goldberg	75,000	5,814
However, such Trustees elected to receive currently the dividend equivalents related to such deferred shares in cash.

(4)	As of December 31, 2017, non-employee Trustees did not have any stock options outstanding. As of December 31, 2017, each non-employee Trustee had 5,814 shares of unvested restricted stock outstanding.

(5)	Ms. Connell passed away on February 24, 2017.

(6)	Mr. Rosenfeld is retiring from the Board at the end of his current term; therefore, his service as a Trustee will end on the date of the 2018 annual meeting.

Communication with the Board
Any shareholder or interested party who desires to communicate with the Board or any specific Trustee(s) can write to the Board at the following address: Board of Trustees, c/o Secretary, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. All communications received by the Trust’s Secretary which are addressed to the Board or a Committee will be forwarded directly to the members of the Board.
Shareholders, Trust employees, officers, Trustees or any other interested persons who have concerns or complaints regarding accounting or auditing matters of the Trust are encouraged to contact, anonymously or otherwise, the Chairman of the Audit Committee (or any Trustee who is a member of the Audit Committee) at the address above. Such submissions will be treated confidentially.
EXECUTIVE OFFICERS
The executive officers of the Trust serve at the pleasure of the Board. The executive officers of the Trust as of the record date are as follows:

Name	Age	Title
Dennis Gershenson	75	Trustee; President and Chief Executive Officer(1)
Raymond Merk	58	Chief Accounting Officer
Catherine Clark	59	Executive Vice President - Transactions
Edward A. Eickhoff	56	Senior Vice President - Development
Dawn Hendershot	53	Senior Vice President - Investor Relations and Public Affairs

(1) Brian Harper is expected to join the Trust as its President and Chief Executive Officer and as a Trustee on or before June 15, 2018, at which time, Mr. Gershenson will retire from the positions of President and Chief Executive Officer of the Trust.
See “Proposal 1—Election of Trustees” for biographical and other information regarding Mr. Gershenson.
Raymond Merk has served as the Trust's Chief Accounting Officer since March 2017 and joined the Trust in September 2016. Prior to joining the Trust, Mr. Merk worked as an independent consultant since June 2016 and as a consultant for Robert Half International Inc. from June 2015 through May 2016. From April 2010 through April 2013, Mr. Merk was the vice president of finance for DynaVox Inc. and its affiliates, a developer and marketer of software, devices and content to assist people in overcoming their speech, language or learning disabilities. Mr. Merk served as DynaVox’s chief financial officer and corporate secretary from May 2013 through May 2015. He holds a Bachelor of Science in Business Administration from Ohio Northern University. Mr. Merk is a Certified Public Accountant.
Catherine Clark serves as Executive Vice President — Transactions and has been employed with the Trust since 1997 in various acquisition roles. Previously, Ms. Clark was a Vice President with Farmington Mortgage, a subsidiary of the Fourmidable Group, and Vice President with Amurcon Corporation. Ms. Clark has over 33 years of experience in the real estate industry.

Edward A. Eickhoff has been Senior Vice President - Development since July 20, 2015. Mr. Eickhoff has been employed with the Trust since 1986, including as Vice President of Asset Management and Vice President of Leasing. Mr. Eickhoff has over 30 years of experience in the real estate industry.

Dawn Hendershot has been a Senior Vice President - Investor Relations and Public Affairs with the Trust since August 29, 2017. She previously served as Vice President - Investor Relations and Public Affairs of the Trust since January 2014 and has been with the Trust since 1998. She is a member of the National Association of Real Estate Investment Trusts, National Investor Relations Institute, Public Relations Society of America, and International Council of Shopping Centers.

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee of the Board (referred to as the “Committee” in this section), composed entirely of independent Trustees, administers the executive compensation program of the Trust. The Committee’s responsibilities include recommending and overseeing compensation and benefit plans and policies, reviewing and approving equity grants and otherwise administering share-based compensation plans and reviewing and approving annually all compensation decisions relating to the Trust’s executive officers. This section of the proxy statement explains how the Trust’s compensation programs are designed and operated in practice with respect to the named executive officers. The Trusts named executive officers consisted of the following individuals for 2017: our President and Chief Executive Officer, Dennis Gershenson, our Executive Vice President and Chief Operating Officer, John Hendrickson, our Executive Vice President, Chief Financial Officer and Secretary, Geoffrey Bedrosian, our Executive Vice President—Transactions, Catherine Clark, and our Senior Vice President—Development, Edward A. Eickhoff. Messrs. Hendrickson and Bedrosian resigned from the Trust effective April 12, 2018 and April 20, 2018, respectively.
Executive Summary
Key Highlights
The following is a summary of key aspects of the Trust’s 2017 business results and its 2017 compensation program for named executive officers:

•
Trust’s 2017 Business Results. During 2017, the Trust achieved a number of positive business results that are expected to contribute to its long-term success. Such business results include the completion of redevelopment projects, the disposition of properties that no longer met the Trust's investment criteria, the acquisition of two high-quality properties and the reduction of the Trust's concentration of properties in Michigan. See the section below entitled “—Overview of 2017 Operating Performance and Pay-For-Performance” for a discussion of our total shareholder return.

•
Multifaceted Compensation Program. In 2017, each named executive officer participates in three primary elements of the Trust’s executive compensation program: a base salary; an annual cash bonus; and stock-based long-term incentive awards. Base salaries provide a fixed component of compensation that is required to retain key executives. Annual cash bonuses are awarded based upon performance relative to specified incentive targets (for the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer) or on a discretionary basis (for other named executive officers). For 2017, for all named executive officers, long-term incentive awards consist half of service-based grants of restricted stock that vest over five years and half of performance-based restricted share units that vest upon the achievement of specified three-year performance criteria and the satisfaction of certain service-based vesting conditions. The Committee determined that all such awards for the named executive officers other than the Chief Executive Officer for 2017 would be settled in the form of unrestricted common stock rather than cash. For the Chief Executive Officer, 75% of his performance-based restricted share units will be settled in cash due to annual share limitations under the 2012 Omnibus Long-Term Incentive Plan. The Trust provides limited perquisites to named executive officers and does not maintain any defined pension plans.

•
Base Salary Increases and Annual Bonus Potential. The Committee increased base salaries for the named executive officers for 2017 as follows: each of Mr. Gershenson, Mr. Bedrosian and Mr. Hendrickson received approximately a 3.0% increase, Ms. Clark received a 6.3% increase and Mr. Eickhoff received a 3.0% increase. In keeping with its belief in appropriate levels of target bonuses, the Committee maintained 2016 target bonus levels for 2017. The 2017 target bonuses were 125% of base salary for Mr. Gershenson, 75% of base salary for each of Mr. Bedrosian and Mr. Hendrickson, and 40% of base salary for each of Ms. Clark and Mr. Eickoff.

•
Emphasis on Pay-for-Performance. For 2017, performance-based compensation equaled 53% of the Target Compensation (as defined below) for the Chief Executive Officer, 46% for the Chief Operating Officer and Chief Financial Officer and over 46% for each other named executive officer. Performance-based compensation includes bonus compensation and the performance-based component of the long-term incentive program.

•
Balance of Short-Term and Long-Term Compensation. For 2017, long-term incentive compensation represented 35-54% of Target Compensation for the named executive officers. Through grants of new long-term awards, unvested amounts of prior awards and stock ownership guidelines, named executive officers have substantial incentives to focus on the long-term performance of the Trust.

•
Employment Agreements with Mr. Gershenson and Mr. Hendrickson. In connection with the Board’s efforts to promote an orderly transition of leadership of the Trust, the Compensation Committee notified Mr. Gershenson in March 2017 that the Trust elected not to renew his employment agreement dated August 1, 2007 for an additional one year term and, in April 2017, the Trust and Mr. Gershenson entered into an amended and restated employment agreement. The employment agreement provides for a term beginning as of April 1, 2017 and expiring December 31, 2020. Under the employment agreement, Mr. Gershenson will be paid his current annual base salary of $731,300, will receive an annual award under the Trust’s short-term incentive plan with a target value equal to 125% of his base salary and received one-

time grants of 5,000 restricted shares of common stock of the Trust on the date of the employment agreement and 100,000 restricted shares of common stock of the Trust on January 2, 2018, such shares to vest on December 31, 2020 or earlier upon Mr. Gershenson’s termination of employment due to death, disability, for good reason or by the Trust not for cause. Mr. Gershenson is not eligible to receive performance awards under the Trust’s long term incentive plan following the awards granted to him in 2015 (for the 2015-2017 years), 2016 (for the 2016-2018 years) and 2017 (for the 2017-2019 years). Further, the employment agreement of Mr. Hendrickson was scheduled to expire on April 30, 2018. The Trust and Mr. Hendrickson entered into an amended and restated employment agreement, extending the term of Mr. Hendrickson’s employment to July 30, 2018, in order to allow the Board additional time to continue the search process for a new Chief Executive Officer. See “Compensation Discussion and Analysis—Executive Officer Employment Agreements” for a description of the material terms of such employment agreements.

•
Change of Control Policy. The Trust maintains a Change in Control Policy applicable to the Trust’s executive vice presidents and senior vice presidents, which includes the Trust’s named executive officers other than the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, whose employment agreements governed. Benefits under the policy require a “double trigger,” which means a change of control and the actual or constructive termination of employment within one year after the trigger event. In addition, the policy does not provide for a tax gross-up on benefits. The Trust believes that this policy is competitive with policies of its peers and provides executives with incentives to continue working diligently on the Trust’s behalf in the event of any possible change of control.

•
Shareholder Support for Compensation Program for Named Executive Officers. The Trust’s say-on-pay proposal at the 2017 annual meeting was approved by approximately 95.3% of the votes cast and approximately 90.2% of the outstanding voting shares. The Committee and Board discussed the results of such shareholder vote in detail. In light of the significant shareholder support and many other factors discussed herein, the Committee determined to make changes to the compensation policies and programs for the named executive officers only as described below.

Overview of 2017 Compensation Actions
In March 2017, the Committee established a base salary for the named executive officers and a target annual cash bonus and target long-term incentive awards (collectively, with base salary, the “Target Compensation”) for each named executive officer. In considering the appropriate levels of Target Compensation, the Committee balanced the need to retain and motivate the Trust’s named executive officers while managing the Trust’s cash and non-cash expense and strengthening the alignment of management with the Trust’s shareholders.

In 2017, the Committee continued awarding cash bonuses based upon Trust performance relative to specified incentive targets (for the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer) or on a discretionary basis (for other named executive officers). However, for 2017 the Committee revised the incentive targets for the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer’s cash bonuses by adding additional incentive targets relative to strategic acquisitions and dispositions while maintaining incentive targets for operating FFO (funds from operations, as adjusted for certain one-time items) and the ratio of net debt to annualized pro forma adjusted EBITDA (earnings before interest, taxes, depreciation and amortization).

The Committee also continued its practice of awarding grants of restricted stock under the Trust’s long-term incentive program. The Committee made no change to long-term incentive targets for 2017, which are equal to 75% to 260% of base salary, for all named executive officers.

Historically, the long-term incentive targets have been divided equally between service-based restricted stock grants vesting over five years and performance-based restricted share units that vest and are subsequently settled in cash upon the achievement of specified performance criteria and the satisfaction of certain service-based vesting conditions. The performance-based grants have been based upon the Trust’s prospective total shareholder return relative to a defined peer group over a 3-year period. Performance (relative to the peer group) at the 33rd, 50th and 90th percentiles resulted in payouts of 50%, 100% and a maximum 200%, respectively, of the target incentive with a linear adjustment in payout between the performance levels. At the end of the performance period, any awards earned under the performance-based program were paid out 50% in March of the following year and 50% a year later.
In 2015, the Committee determined on a trial basis that the 2015 long-term incentive target for the Chief Executive Officer would also include a performance-based cash award. In 2016, the Committee added the performance-based cash award to the long-term incentive targets for the Chief Operating Officer and Chief Financial Officer as well. The long-term incentive targets for the other named executive officers continued to be divided equally between service-based restricted stock grants and performance-based restricted share unit grants.

In 2017, because additional performance metrics were included as part of the short-term incentive plan for the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, the Committee determined that the long-term incentive targets for the named executive officers, including the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, would once again be divided equally between service-based restricted stock grants and performance-based restricted share unit grants. The Committee determined that all such awards for the named executive officers other than the Chief Executive Officer for 2017 would be settled in the form of unrestricted common stock rather than cash. For the Chief Executive Officer, 75% of his performance-based restricted share units will be settled in cash due to annual share limitations under the 2012 Omnibus Long-Term Incentive Plan.
As in prior years, the service-based restricted stock for all named executive officers will continue to vest in five equal installments on the anniversaries of the date of grant. The performance-based restricted share units for all named executive officers will continue to be earned based on the achievement of specific performance measures relating to the Trust's prospective total shareholder return over a period of three calendar years (with such measures established by the Committee at the beginning of the three-year period), but the Committee determined to change the payout of any awards earned under the performance-based restricted share program so that 100% of any such awards earned will be paid out in March of the following year.
The following table sets forth the Target Compensation for the named executive officers in 2017:

Name	Base Salary ($)	Target Annual Bonus ($)	Target LTIP Award- (Performance- Based Rest. Share Units) ($)	LTIP Award- (Service Based Rest. Stock) ($)	Total 2017($)	Target Performance- Based Compensation (% of Target Comp)(1)	Internal Pay Equity (% of CEO 2016 Target Comp)
Dennis Gershenson	731,300	914,125	950,690	950,690	3,546,805	53%	-
John Hendrickson	463,500	347,625	289,688	289,688	1,390,501	46%	39%
Geoffrey Bedrosian	463,500	347,625	289,688	289,688	1,390,501	46%	39%
Catherine Clark	335,002	134,000	125,626	125,626	720,254	36%	20%
Edward A. Eickhoff	304,796	121,918	114,299	114,299	655,312	36%	18%

(1)	Target Annual Bonus plus Target LTIP Award, divided by Total Target Compensation in 2017.

Overview of 2017 Operating Performance and Pay-For-Performance
Target Performance Metrics. At the beginning of 2017, the Trust established the following corporate financial objectives that management and the Board deemed important to the short-term and long-term success of the Trust to serve as a payment condition for annual cash bonuses: (1) to maximize income and cash flow, with a target Operating FFO (funds from operations, as adjusted for certain one-time items) of $1.36 per diluted share, (2) to strategically acquire or dispose of properties, with a target total value of acquisitions of $250 million and dispositions of $250 million during 2017 and (3) to operate with acceptable levels of leverage or a maximum ratio of net debt to annualized pro forma adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) with a target of 6.6X.

Furthermore, performance-based grants under the long-term incentive program are based upon the Trust’s prospective total shareholder return relative to a defined peer group over a 3-year period. Performance (relative to the peer group) at the 33rd, 50th and 90th percentiles resulted in payouts of 50%, 100% and a maximum 200%, respectively, of the target incentive with a linear adjustment in payout between the performance levels.

The Committee retains discretion to revise performance-based compensation for individual performance or extraordinary circumstances. The Committee also retains discretion to provide bonuses outside the Trust’s annual bonus plan, make equity grants other than under the existing long-term incentive program and to provide other compensation. See “2017 Compensation Determinations—Long-Term Incentive Compensation.”
2017 Results and Earned Compensation. The named executive officers earn the Target Compensation only to the extent target performance measures are achieved. To the extent target performance measures are not achieved or are exceeded, the named executive officers generally will earn compensation below or above the Target Compensation, respectively.

Cash bonus payments to named executive officers reflected both the Trust’s success in accomplishing its goals and individual accomplishments during 2017. Based upon the Trust’s financial results for 2017 and financial position as of the end of 2017, the Trust performed at a level that produced, under the 2017 annual bonus plan, a payout equal to 85.8% of target. See “—Annual Bonus-Dennis Gershenson, John Hendrickson, and Geoffrey Bedrosian” for a discussion of the actual performance results under the 2017 annual bonus plan.

For the two other named executive officers, annual bonuses were determined at the discretion of the Committee, based upon a review of corporate, departmental and individual performance, together with input from the Chief Executive Officer. See “—Annual Bonus—Other Named Executive Officers."
For the Trust’s 2015-2017 performance based restricted share unit awards under the long-term incentive program, from the beginning of the performance period in January 2015 through December 31, 2017, the Trust’s annualized 3-year total shareholder return was (7.4)%, which ranked at the 41.7th percentile of the peer group. Such performance resulted in a 75.49% payout of the 2015-2017 performance-based restricted stock awards. For the Trust’s 2015-2017 performance-based cash award for the Chief Executive Officer under the long-term incentive program, the Committee determined that the strategic goals established by the Committee over a 3-year period were achieved at 87.1% of target.

Compensation Philosophy, Program Objectives and Key Features
The Trust’s compensation program for named executive officers is designed to:

•	establish and reinforce the Trust’s pay-for-performance philosophy;

•	motivate and reward the achievement of specific annual and long-term financial and strategic goals of the Trust;

•	link actual compensation earned to the relative performance of the Trust’s total shareholder return as compared against the peer companies;

•	attract, retain and motivate key executives critical to the Trust’s operations and strategies; and

•	be competitive relative to peer companies.
In furtherance of the foregoing, the Trust’s compensation program for named executive officers historically has consisted of a base salary, an annual bonus, long-term incentive compensation and certain other benefits. The Trust also provides certain deferred compensation and severance arrangements.
The Committee recognizes that a compensation program must be flexible to address all of its objectives. The Committee historically has used market data as a compensation guideline and the Committee also considers Trust performance, individual performance reviews, hiring and retention needs and other market factors in finalizing its compensation determinations. The Committee customarily takes significant direction from the recommendations of Mr. Gershenson and market data from third party consultants to determine the amount and form of compensation utilized in the executive compensation program. See “Process for Making Compensation Determinations — Advisors Utilized in Compensation Determinations” below.
The following table sets forth how each element of compensation in the 2017 executive compensation program is intended to satisfy one or more of the Trust’s compensation objectives, as well as key features of the compensation elements that address such objectives.

Element of Compensation	Compensation Objectives	Key Features
Base Salary
•    Provide a minimum, fixed level of cash compensation

•    Important factor in retaining and attracting key employees in a competitive marketplace

•    Preserve an employee’s commitment during downturns in the general economy, the REIT industry and/or equity markets
• Changes based on an evaluation of the individual's experience, current performance, potential for advancement, internal pay equity and comparison to peer groups
Annual Bonus Program
•    Incentive for the achievement of short-term Trust performance

•    The bonus plan for the CEO, COO and CFO enhances “pay-for-performance” compensation and ensures greater transparency for the three most significant executives

•    Assist in retaining, attracting and motivating employees in the near term

•    To the extent paid in cash, provides a balance for volatile equity compensation

•    CEO, COO and CFO were eligible for bonuses upon the achievement of specified targets; target bonus for the CEO was 125% of base salary and for each of the COO and CFO was 75% of base salary

•    Other named executive officers had target bonuses of 40% of base salary, although bonuses remained discretionary

Long-Term Share-Based Incentive Awards
•    Provide incentive for employees to focus on long-term fundamentals and thereby create long-term shareholder value

•    Provide incentive to the CEO to focus on strategic performance objectives established by the Compensation Committee

•    Maintain shareholder-management alignment
• Stock ownership guidelines – reinforce focus on long-term fundamentals • Targets of 75% to 260% of base salary
Service-Based Restricted Stock	• Provides upside incentive, with some down market protection
•    50% of long-term incentive compensation award for all NEOs
•    Vests in five equal installments on the anniversaries grant date; upon vesting, 100% of the award is immediately settled in unrestricted shares

Element of Compensation	Compensation Objectives	Key Features
Performance-Based Restricted Share Units	• Enhances pay-for-performance objective • Incentive for the achievement of three-year performance goals
•    50% of long-term incentive compensation award for all NEOs

•    Earned based on total shareholder return over three-year period, subject to certain vesting conditions; potential to earn 0% to 200% of target based on performance

•    Upon satisfaction of the performance measures, 100% of the award is immediately settled in unrestricted shares (except for the CEO whose award is 75% settled in cash)

Perquisites and Other Benefits	• Assist in retaining and attracting employees in competitive marketplace, with indirect benefit to Trust	• May include life insurance premiums, matching contributions in 401(k) plan, holiday cards, housing allowance and mileage reimbursement
Change of control policy or arrangements
•    Ensure continued dedication of employees in case of personal uncertainties or risk of job loss

•    Ensure compensation and benefits expectations are satisfied

•    Retain and attract employees in a competitive market

•    Double trigger (change of control and actual or constructive termination of employment) required for benefits

•    All executive officers participate in such policy, except the CEO, COO and CFO, whose employment agreements govern

Employment agreements	• Retain and attract employees in a competitive market • Ensure continued dedication of employees in case of personal uncertainties or risk of job loss
•    Messrs. Gershenson, Hendrickson and Bedrosian each had an employment agreement. See "Compensation Discussion and Analysis - Executive Officer Employment Agreements" for a description of the material terms of such employment agreements

Process for Making Compensation Determinations
Advisors Utilized in Compensation Determinations
Management and Other Employees. The Committee takes significant direction from the recommendations of Mr. Gershenson regarding the design and implementation of the executive compensation program because he has significant involvement in, and knowledge of, the Trust’s business goals, strategies and performance, the overall effectiveness of the executive officers and each person’s individual contribution to the Trust’s performance. For each named executive officer, the Committee is provided a compensation recommendation as well as information regarding historical earned compensation, the individual’s experience, current performance, potential for advancement and other subjective factors and from time-to-time the Committee will review the performance evaluations of the named executive officers. Under Mr. Gershenson’s direction, the Trust prepares tally sheets for each named executive officer reflecting their compensation for the year and provides this information to the Committee. Mr. Gershenson also provides recommendations for the performance metrics to be utilized in the incentive compensation programs, the appropriate performance targets and an analysis of whether such performance targets have been achieved (including recommended adjustments). The Committee retains the discretion to modify the recommendations of Mr. Gershenson and reviews such recommendations for their reasonableness based on the Trust’s compensation philosophy and related considerations.
Generally, the Committee sets the meeting dates and agendas for Committee meetings and Mr. Gershenson is invited to attend many of such meetings. The Committee also meets regularly in executive session outside the presence of management to discuss compensation issues generally, as well as to review the performance of and determine the compensation of Mr. Gershenson. The Trust’s legal advisors, human resources department and corporate accounting department support the Committee in its work in developing and administering the compensation plans and programs.
Third-Party Consultants. With respect to the 2017 executive compensation program, the Compensation Committee engaged Meridian Compensation Partners LLC to discuss best-practices and market trends in executive compensation, provide a detailed analysis of the long-term incentive program and provide guidance with respect to the compensation terms of Mr. Gershenson's amended employment agreement. In addition, the Committee and Mr. Gershenson historically have used market data as an important guideline in establishing target compensation, with the objective of having various compensation elements at or slightly above the market median. See “— Compensation Differences Among Named Executive Officers” below for information regarding benchmarking in 2017.
Compensation Differences Among Named Executive Officers
The Trust does not have a fixed internal pay equity scale but rather determines the compensation for each role based upon scope of responsibility and market rates of compensation. In past years, the Committee utilized benchmarking by job responsibilities and position in establishing certain compensation levels, which continues to impact the compensation levels in 2017. Mr. Gershenson, President and Chief Executive Officer, led the management of the Trust across all departments as well as serving as management’s representative on the Board. The total compensation among our named executive officers varies as a result of each named executive officer’s individual performance and overall duties and responsibilities.
Benchmarking by job responsibilities and position has been a significant factor in the Trust’s compensation program for the other named executive officers in prior years, and was a direct factor in the determining of 2017 Target Compensation. The compensation of the other named executive officers was benchmarked in 2017 using market data of peer companies and used in determining 2017 Target Compensation. The other named executive officers are responsible for key operating divisions of the Trust.
The Committee also utilized internal pay equity as an additional data point, but the Committee does not target specific internal pay equity metrics. See “Chief Executive Officer Pay Ratio.”
2017 Compensation Determinations
Base Salary
The base salaries of named executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. The Committee relies primarily on peer group analyses and general survey data in determining annual salary increases while also considering the Trust’s overall performance, the individual’s experience, current performance and potential for advancement. The Committee determined to increase each of Mr. Gershenson’s, Mr. Hendrickson’s and Mr. Bedrosian’s base salaries by 3.0% for 2017. The Committee further determined to increase the 2017 base salaries for Ms. Clark by 6.3% and Mr. Eickhoff by 3.0%.

The following table sets forth the base salaries approved for the named executive officers in 2016 and 2017 and the percentage by which such base salaries increased in 2017 over the respective 2016 base salary amounts.

Name	2016 Base Salary	2017 Base Salary	Percentage Increase
Dennis Gershenson	$710,000	$731,300	3.0%
John Hendrickson	$450,000	$463,500	3.0%
Geoffrey Bedrosian	$450,000	$463,500	3.0%
Catherine Clark	$315,183	$335,002	6.3%
Edward A. Eickhoff	$295,918	$304,796	3.0%

Annual Bonus—Dennis Gershenson, John Hendrickson, and Geoffrey Bedrosian
Target Bonus. In March 2017, the Committee approved the adoption of the 2017 Executive Incentive Plan for the Trust’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. The Committee tied payment of any bonuses under the 2017 Executive Incentive Plan to the following corporate financial objectives: (1) to maximize income and cash flow, with a target Operating FFO (funds from operations, as adjusted for certain one-time items) of $1.36 per diluted share, (2) to strategically acquire or dispose of properties, with target total values of acquisitions of $250 million and dispositions of $250 million during 2017 and (3) to operate with acceptable levels of leverage or a maximum ratio of net debt to annualized pro forma adjusted EBITDA with a target of 6.6X. The target bonus for the Chief Executive Officer was 125% of base salary and for the Chief Operating Officer and Chief Financial Officer was 75% of base salary. For 2017, the base salary increases of 3.0% for each of Mr. Gershenson, Mr. Hendrickson and Mr. Bedrosian resulted in the same increase in the respective cash value of each such officer’s target annual bonus. Bonus payout levels may be at threshold (50% of target incentive), target (100% of target incentive) or maximum (200% of target incentive) for each of the Operating FFO and strategic acquisition and disposition metrics, with a linear increase in payout between such levels, and the resulting percentage of target bonus earned may be reduced or increased for the Trust's actual net debt to annualized pro forma adjusted EBITDA ratio. See "—Earned Bonus" below for additional information on the financial metrics and their impact on bonus payments.
For purposes of the 2017 Executive Incentive Plan, annualized pro forma adjusted EBITDA means earnings before interest, income taxes, depreciation and amortization of the Trust’s consolidated businesses, excluding gains, losses and impairment charges on real estate assets (except for gains on land sales in the ordinary course of business) and gains and losses on the extinguishment of debt, calculated by annualizing such amounts from the fourth quarter of the year. For 2017, the Committee determined that the fourth quarter of 2017 was burdened by two expenses which, for purposes of determining annualized pro forma adjusted EBITDA for the 2017 year, should be adjusted. Accordingly, the Committee adjusted expenses for the quarter for purposes of calculating 2017 annualized pro forma adjusted EBITDA (i) to eliminate a one-time expense of $100,000 for Chief Executive Officer search fees incurred in the fourth quarter and (ii) to normalize over the entire year the costs incurred in the fourth quarter for an investor day held in the fourth quarter. Annualized pro forma adjusted EBITDA should not be considered as an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity.
Earned Bonus. Set forth below are the target annual bonuses in 2017 and the earned annual bonuses in 2016 and 2017 for Messrs. Gershenson, Hendrickson and Bedrosian.

Name	Earned Annual Bonus 2016	Target Annual Bonus 2017	Earned Annual Bonus 2017
Dennis Gershenson	$979,800	$914,125	$784,319
John Hendrickson	$372,600	$347,625	$298,262
Geoffrey Bedrosian	$372,600	$347,625	$298,262

The following table sets forth the target funds from operations per share, strategic acquisition, and strategic disposition financial performance measures, together with actual results, under the 2017 Executive Incentive Plan for Messrs. Gershenson, Hendrickson and Bedrosian.

	Target Performance			Actual Performance	Percentage of Target Bonus Earned (1)
Financial Performance Measure (weight)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Operating FFO per Share (80%)(2)	$1.31	$1.36	$1.46	$1.36	80.0%
Acquisitions (10%)(3)	$225 million	$250 million	$275 million	$169.8 million	—%
Dispositions (10%)(3)	$225 million	$250 million	$275 million	$229.0 million	5.8%

(1) Subject to adjustment for net debt to annualized pro forma adjusted EBITDA ratio as described below.
(2) Under the NAREIT definition, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property and excluding impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization (excluding amortization of financing costs) and adjustments for unconsolidated partnerships and joint ventures. FFO should not be considered as an alternative to GAAP net income available to common shareholders or as an alternative to cash flow as measures of liquidity. FFO is used as an additional indicator of our operating performance. Actual FFO per share for 2017 was $1.34 per share without adjustment. For purposes of the performance measure, the Committee made an upward adjustment to actual FFO per share of approximately $0.02 per share to reflect Operating FFO. Operating FFO excludes acquisition costs and periodic items such as impairment provisions on land available for development or sale, bargain purchase gains and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO.
(3) The 2017 Executive Incentive Plan provides that, if the Trust does not meet the threshold Operating FFO per Share, then the Acquisitions and Dispositions performance measure payouts cannot exceed the Target payout (100%).
The following table sets forth the ratio of net debt to annualized pro forma adjusted EBITDA financial performance measure, together with actual results, under the 2017 Executive Incentive Plan for Messrs. Gershenson, Hendrickson and Bedrosian, and the impact of such ratio on payment of award amounts as otherwise calculated for achievement of the three measures above.

	Target Performance					Actual Performance
Ratio of Net Debt to Annualized Pro Forma Adjusted EBITDA	> 6.9	6.8 - 6.9	6.6 - 6.8	6.4 - 6.6	< 6.4	6.6
Impact on Earned Bonus	No bonus paid(1)	Reduced by 25%	Reduced by 15%	No impact	Increased by 10% (2)	No impact

(1) The 2017 Executive Incentive Plan provides that no bonus would be paid regardless of performance with respect to the financial measures above if the net debt to annualized pro forma adjusted EBITDA ratio for 2017 was greater than 6.9.
(2) The 2017 Executive Incentive Plan provides that in no event shall payment to any individual under the plan exceed 200% of the target incentive.

In 2017, the Trust achieved a net debt to annualized pro forma adjusted EBITDA ratio of 6.6X, which had no impact on the earned bonuses set forth above, resulting in Messrs. Gershenson, Hendrickson and Bedrosian earning a payout of 85.8% of their target annual bonuses in 2017.

Annual Bonus—Other Named Executive Officers
Target Bonus. The target bonus for the other named executive officers is discretionary and is calculated based on a percentage of such person’s base salary. The Committee generally believes that target annual bonuses of 40% of base salary are appropriate for the other named executive officers. For 2017, the base salary increase of 6.3% for Ms. Clark and 3.0% for Mr. Eickhoff resulted in the same increase in the cash value of his or her target annual bonus.
The annual cash bonus payouts are based upon the Committee’s subjective review of a variety of corporate, department and individual factors, along with the Committee’s view of the market and of the Trust’s need to retain its key executives.

Earned Bonus. Set forth below are the target annual bonuses in 2017 and the earned annual bonuses in 2016 and 2017 for the other named executive officers.

Name	Earned Annual Bonus 2016	Target Annual Bonus 2017	Earned Annual Bonus 2017
Catherine Clark	$165,000	$134,000	$165,000
Edward A. Eickhoff	$120,000	$121,918	$117,000
Ms. Clark and Mr. Eickhoff earned 123% and 96%, respectively, of their respective target annual bonuses in 2017. Ms. Clark’s bonus reflected the success achieved by the Trust in pursuing and executing two high-quality acquisitions and in achieving the disposition of eight properties in an environment in which non-core shopping center assets were more difficult to sell at acceptable prices than in prior years. Mr. Eickhoff's bonus reflected target Trust performance and performance approximating target of the Trust's development and redevelopment activities.
Long-Term Incentive Compensation
In 2017 the Committee approved the Trust’s long-term incentive compensation program, setting long-term incentive targets of 75% to 260% of base salary for the named executive officers, which are generally consistent with historical long-term incentive targets. The long-term incentive program consists of grants of service-based restricted stock and performance-based restricted share units. The service-based restricted stock for all named executive officers vests in five equal installments on the anniversaries of the date of grant and the performance-based restricted share units for all named executive officers are earned based on the achievement of specific performance measures over a period of three calendar years (with such measures established by the Committee at the beginning of the three-year period). Upon satisfaction of the specified performance measures, 100% of the performance-based restricted share units will be immediately vested and settled. The Committee determined that all such awards for the named executive officers other than the Chief Executive Officer for 2017 would be settled in the form of unrestricted shares rather than cash. For the Chief Executive Officer, 75% of his performance-based restricted share units will be settled in cash due to annual share limitations under the 2012 Omnibus Long-Term Incentive Plan. See "—Overview of 2017 Compensation Actions" for a description of changes to the long-term incentive compensation program from prior years.
The sole performance measure for the performance-based restricted share units is relative total shareholder return over a three-year period. The fifteen peer companies are publicly traded shopping center REITs, which were selected based on the Committee’s view that such REITs were the Trust’s primary competitors for shareholder investment: Acadia Realty Trust, Brixmor Property Group Inc., Cedar Realty Trust, Inc., DDR Corp., Federal Realty Investment Trust, Kimco Realty Group Trust, Kite Realty Group Trust, Regency Centers Corporation, Retail Opportunity Investments CP, Retail Properties of America, Inc., Saul Centers, Inc., Urban Edge Properties, Urstadt Biddle Properties, Washington Prime Group, Inc., and Weingarten Realty Investments. The achievement of 33rd percentile, 50th percentile, 90th percentile and above corresponds to payouts of 50%, 100% and 200%, respectively, of the target incentive. There is a linear increase in payout between the performance levels, up to a maximum of 200%.
The LTIP grants for the 2017 compensation program were as follows:

Name	LTIP Award ($)	Target Restricted Share Units (Performance-Based) (#)	Restricted Stock (Service-Based) (#)
Dennis Gershenson	1,901,380	64,584	64,584
John Hendrickson	579,376	19,679	19,679
Geoffrey Bedrosian	579,376	19,679	19,679
Catherine Clark	251,252	8,534	8,534
Edward A. Eickhoff	228,597	7,764	7,764

Under the amended and restated employment agreement entered into between the Trust and Mr. Gershenson in April 2017, Mr. Gershenson received one-time grants of 5,000 restricted shares of common stock of the Trust on the date of the employment agreement and 100,000 restricted shares of common stock of the Trust on January 2, 2018, such shares to vest on December 31, 2020 or earlier upon Mr. Gershenson’s termination of employment due to death, disability, for good reason or by the Trust not for cause. Mr. Gershenson is not eligible to receive performance awards under the Trust’s long term incentive plan following the awards granted to him in 2015 (for the 2015-2017 years), 2016 (for the 2016-2018 years) and 2017 (for the 2017-2019 years). See “—Executive Officer Employment Agreements” for a description of the material terms of such employment agreement.

Equity Compensation—Other Policies
Stock Ownership Guidelines. Effective September 2008, the Committee approved stock ownership guidelines for the executive officers. On February 25, 2013, the Committee subsequently revised the stock ownership guidelines for Mr. Gershenson to increase the number of Shares that he must own. The current guidelines require our executive officers to hold directly a number of Shares (including unvested restricted Shares) having a market value equal to a multiple of their then current base salary; Mr. Gershenson’s multiple is six and all other executive officers’ multiple is three. The Committee reviews the minimum equity holding level and other market trends and practices on a periodic basis. The Committee has confirmed that all executive officers currently satisfy the guidelines or are within the period allowed for such executive officers to become compliant.
Timing and Pricing of Share-Based Grants. The Trust does not coordinate the timing of share-based grants with the release of material non-public information. Annual option or restricted stock grants for executive officers and other employees are generally made at the first Committee meeting each year with a grant date as of such approval or shortly thereafter. Further, restricted stock awards that are subject to performance measures are generally granted at the first Committee meeting of the year following satisfaction of such performance measures. The Committee generally establishes dates for regularly scheduled meetings at least a year in advance.
In accordance with the Trust’s compensation plans, the exercise price of each option is the closing price of the shares (as reported by the NYSE) on the grant date (which date is not earlier than the date the Committee approved such grant). The Committee is prohibited from repricing options, both directly (by lowering the exercise price) and indirectly (by canceling an outstanding option and granting a replacement option with a lower exercise price), without shareholder approval, except in limited circumstances such as a stock split, stock dividend, special dividend or distribution or similar transactions.
Trading Limitations. In addition to the restrictions set forth in SEC regulations, the Trust has an insider trading policy, which among other things, prohibits Trustees, executive officers and other employees from engaging in short sales, trading in options or participating in any other speculative investments relating to the Trust’s stock.
Perquisites and Other Personal Benefits
The Trust historically provides named executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with its overall compensation program to enable the Trust to attract and retain employees for key positions. See “Named Executive Officer Tables—Summary Compensation Table” and the footnotes thereto for a description of certain perquisites provided to the named executive officers in 2017.

Deferred Stock
The Committee believes nonqualified deferred compensation arrangements are a useful tool to assist in tax planning and ensure retirement income for its named executive officers. Existing deferred compensation arrangements do not provide for above-market or preferential earnings as defined under SEC regulations.
Under the Ramco-Gershenson Properties Trust Deferred Compensation Plan for Officers, an officer can elect to defer restricted shares which may be granted during a subsequent calendar year. No executive officers elected to defer his or her restricted share grants in 2017.
Contingent Compensation
The Trust has a Change of Control Policy applicable to any executive vice president or any senior vice president, which includes all named executive officers, other than the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, whose employment agreements govern. The policy provides for payments of 2.0 times the sum of the person's base compensation plus his or her target bonus for the year in which the termination occurs if such person’s employment with the Trust or any subsidiary is terminated in specified circumstances following a change of control, but does not include a tax gross-up.
The Trust believes this policy would be instrumental in the success of the Trust in the event of any future hostile takeover bid and would ensure the continued dedication of employees, notwithstanding the possibility, threat or occurrence of a change of control. Further, it is imperative to diminish the inevitable distraction of such employees by virtue of the personal uncertainties and risks created by a pending or threatened change of control, and to provide such employees with compensation and benefits upon a change of control that ensure that such employees’ compensation and benefits expectations are satisfied. Finally, many competitors have change of control arrangements with named executive officers and such policy ensures the Trust will be competitive in its compensation program. See “Named Executive Officer Compensation Tables—Potential Payments Upon Termination or Change-in-Control” for further information.

The Trust has employment agreements with Messrs. Gershenson, Hendrickson and Bedrosian that provide for specified severance benefits, including termination upon a change of control. See “—Executive Officer Employment Agreements” below for a description of the material terms of such employment agreements.
Policy Regarding Retroactive Adjustment
Section 304 of the Sarbanes-Oxley Act of 2002 requires a company to claw back certain incentive-based compensation and stock profits of the Chief Executive Officer and Chief Financial Officer if the company is required to prepare an accounting restatement due to the material noncompliance of the company, as a result of misconduct, with any financial reporting requirement under the securities laws. The Committee does not otherwise have a formal policy regarding whether the Committee will make retroactive adjustments to, or attempt to recover, cash or share-based incentive compensation granted or paid to senior management in which the payment was predicated upon the achievement of certain financial results that are subsequently the subject of a restatement. The Committee intends to adopt an appropriate recoupment policy following the approval of applicable regulations required by the Dodd-Frank Act.

Prohibition on Hedging and Pledging
On February 25, 2013, the Trust adopted an anti-hedging policy that prohibits its trustees, officers and employees from (i) trading in Trust securities on a short-term basis, (ii) short sales and (iii) buying or selling puts and calls. At that same time, the Trust also adopted an anti-pledging policy that would prospectively (1) prohibit trustees and officers from pledging Trust securities as collateral to secure debt or engaging in transactions where the Trust’s securities are held in a margin account and (2) strongly encourage all other Trust employees to avoid such transactions. Any pledges in effect on the date the anti-pledging policy was adopted are exempt from the policy.
Executive Officer Employment Agreements
Brian Harper’s Employment Agreement

Effective April 4, 2018, the Trust entered into an employment agreement with Mr. Harper. The employment agreement provides that Mr. Harper will receive (1) a $750,000 annual base salary; (2) participation in the Trust’s Short Term Incentive Plan (“STIP”) with a target award no less than 125% of annual base salary; (3) participation in the Trust’s Long Term Incentive Plan (“LTIP”) beginning in 2019, with a target award no less than $2,000,000 and (4) inducement awards under the Inducement Plan (as defined below), which include (i) restricted common shares of beneficial interest in the Trust (“Shares”) equal to $2,250,000 divided by the closing price of the Shares on the day prior to the Start Date, which will vest in equal installments on the first three anniversaries of the grant date and (ii) performance shares equal to $4,750,000 divided by the closing price of the Shares on the day prior to the Start Date, which will vest on the third anniversary of the grant date. The performance shares will have the same terms as the Trust’s 2018 grant of performance shares to other executives, but will be based on the Trust’s total shareholder return compared to the total shareholder return for the members of the Trust’s peer group for the period from the Start Date through December 31, 2020. Threshold performance (50%) will be at the 33rd percentile for the peer group; target performance (100% payout) will be at the 50th percentile of the peer group; and maximum performance (200% payout) will be at the 90th percentile of the peer group. Mr. Harper will receive other perquisites, such as paid vacation, and health and insurance benefits, generally consistent with those provided to other Trust executive officers. On the Start Date, Mr. Harper will receive a cash starting bonus of $500,000.

The term of the employment agreement is through June 30, 2021. However, in the event of a termination without Cause or for Good Reason prior to the end of the term (and not within 24 months following a Change in Control), each as defined in the employment agreement, Mr. Harper will be entitled to receive (1) 1.5 times the sum of Mr. Harper’s annual base salary and annual STIP award, payable in equal monthly installments for a period of up to 18 months; (2) any earned but not yet paid incentive awards for already completed years or award cycles; (3) a prorated portion of the STIP award for the year of termination calculated based on actual performance and (4) continued health benefits for 18 months. In the event of a termination of Mr. Harper without Cause or for Good Reason within 24 months following a Change in Control (as defined in the employment agreement), the employment agreement provides that Mr. Harper will receive (1) 2 times the sum of Mr. Harper’s annual base salary and annual STIP award, payable in equal monthly installments for a period of up to 24 months; (2) any earned but not yet paid incentive awards for already completed years or award cycles; (3) a prorated portion of the STIP award for the year of termination and (4) continued health benefits for 18 months. Mr. Harper’s right to receive the foregoing is conditioned upon his execution of a general release of claims, which becomes irrevocable, for the benefit of the Trust. In the event of a termination of Mr. Harper’s employment for Cause or by Mr. Harper without Good Reason prior to the first anniversary of the Start Date, the $500,000 bonus paid on Mr. Harper’s Start Date must be repaid by Mr. Harper.

During employment and thereafter, Mr. Harper is subject to confidentiality and non-disparagement requirements. During employment and for 12 months after the termination of employment, Mr. Harper is subject to non-competition requirements. During employment and for 24 months after the termination of employment, Mr. Harper is subject to non-solicitation requirements.

Dennis Gershenson’s Employment Agreement

In connection with the Board’s efforts to promote an orderly transition of leadership of the Trust, the Compensation Committee notified Mr. Gershenson in March 2017 that the Trust elected not to renew his employment agreement dated August 1, 2007 for an additional one year term and, in April 2017, the Trust and Mr. Gershenson entered into a new employment agreement.

The employment agreement provides for a term beginning as of April 1, 2017 and expiring December 31, 2020. Under the employment agreement, Mr. Gershenson will serve as the Trust’s chief executive officer or chairman or in another capacity, as determined by the Board. Mr. Gershenson will be paid his current annual base salary of $731,300, will receive an annual award under the Trust’s short-term incentive plan with a target value equal to 125% of his base salary and received one-time grants of 5,000 restricted shares of common stock of the Trust on the date of the employment agreement and 100,000 restricted shares of common stock of the Trust on January 2, 2018, such shares to vest on December 31, 2020 or earlier upon Mr. Gershenson’s termination of employment due to death, disability, for Good Reason or by the Trust not for Cause. Mr. Gershenson is not eligible to receive performance awards under the Trust’s long term incentive plan following the awards granted to him in 2015 (for the 2015-2017 years), 2016 (for the 2016-2018 years) and 2017 (for the 2017-2019 years). In the event of the termination of Mr. Gershenson’s employment for Good Reason or by the Trust not for Cause, whether or not following a change in control, Mr. Gershenson will be entitled to receive his base salary and target short term incentive award for the shorter of 36 months or the period through December 31, 2020. The agreement also provides for a two year noncompetition covenant following the termination of Mr. Gershenson’s employment.

As used in Mr. Gershenson’s employment agreement, “Cause” means termination of Mr. Gershenson’s employment upon (i) Mr. Gershenson’s conviction of a felony or misdemeanor involving moral turpitude, (ii) embezzlement, misappropriation of Trust property or other acts of dishonesty or fraud, (iii) material willful breach of duties of good faith or loyalty to the Trust, (iv) willful neglect of significant job responsibilities or misconduct, (v) material willful breach of the employment agreement or (vi) repeated willful failure or refusal, after written notice, to follow any lawful directions from the Board and, in the case of items (iii) through (v), that is not cured within 30 days of notice.

As used in Mr. Gershenson’s employment agreement, “Good Reason” means the occurrence of any of the following, without Mr. Gershenson’s consent: (i) the failure of the Board to appoint Mr. Gershenson to an executive position, (ii) any reduction in Mr. Gershenson’s base salary or his target 125%-of-base salary short term incentive plan award opportunity, (iii) a material change in the geographic location at which Mr. Gershenson must perform the services related to his position, or (iv) any other action or inaction that constitutes a material breach by the Trust of the employment agreement or any other material agreement to which Mr. Gershenson and the Trust are party, provided, in each case, Mr. Gershenson provides the Trust with written notice of the condition giving rise to Good Reason within 90 days of its occurrence, the Trust fails to correct such condition within 30 days of its receipt of notice and Mr. Hendrickson actually terminates his employment within 6 months following the occurrence of such condition.

The employment agreement also provides for confidentiality and non-compete and non-solicitation provisions, the latter for two years after termination of employment.

Mr. Gershenson will retire from the positions of President and Chief Executive Officer of the Trust effective as of the date that Brian Harper assumes such roles.

John Hendrickson's Employment Agreement

Mr. Hendrickson’s employment agreement, as amended in January 2018, provides for an annual base salary of at least $463,500, Mr. Hendrickson’s current annual base salary, and for participation in the Trust’s annual bonus plan and in the Trust’s long-term incentive plan in a manner consistent with the way in which Mr. Hendrickson has previously participated in such plans.

Pursuant to the employment agreement, if Mr. Hendrickson's employment terminated due to death or permanent disability, Mr. Hendrickson (or his legal representative or beneficiary) will receive the accrued and unpaid portion of base salary plus one year’s base salary. In addition, any unvested equity awards will immediately vest. Further, any COBRA health benefits will be reimbursed for up to eighteen months. If Mr. Hendrickson's employment terminated for cause, Mr. Hendrickson will receive the accrued and unpaid portion of his base salary. If Mr. Hendrickson's employment terminated without cause, if Mr. Hendrickson terminates his employment for good reason (assuming the change of control provisions below do not apply), or if Mr. Hendrickson does not remain employed by the Trust following the expiration of the term of the agreement in July 2018 with an employment agreement containing similar termination benefits, Mr. Hendrickson will receive the accrued and unpaid portion of base salary, a pro rata portion of the annual bonus (to the extent earned, and calculated based on the average award for the prior two years), plus 12 months base salary. In addition, any unvested equity awards will immediate vest. Further, any COBRA health benefits will be reimbursed for up to eighteen months.

Pursuant to the employment agreement, if Mr. Hendrickson’s employment terminated without cause (other than due to death or permanent disability) or he terminates such employment for good reason, in each case within 12 months after a change of control, Mr. Hendrickson will receive the accrued and unpaid portion of base salary and two times the sum of (i) his annual base compensation and (ii) his target annual bonus (each for the calendar year in which the termination occurs), provided that in no event shall such amount plus all other applicable compensation amounts exceed the product of 2.99 times the “base amount”, as defined by Section 280G of the IRC. In addition, any unvested equity awards will immediately vest. Further, any COBRA health benefits will be reimbursed for up to eighteen months.

As used in the employment agreement, “Cause” means termination of Mr. Hendrickson's employment upon (i) his conviction of a felony or crime involving moral turpitude, (ii) embezzlement, (iii) misappropriation of Trust property, (iv) his neglect of significant job responsibilities, (v) a material breach of his employment agreement or (vi) his repeated failure to follow specific directions from the Trust’s Chief Executive Officer or Board and, in the case of items (i) through (v), which is not cured within 30 days of notice.

As used in the employment agreement, “Good Reason” means the occurrence of any of the following, without Mr. Hendrickson’s consent: (i) any material diminution of his duties, responsibilities or authority, (ii) the passage of 30 days following either (x) Mr. Hendrickson’s withdrawal in writing from consideration to become Chief Executive Officer; or (y) the public announcement of the employment of a new Chief Executive Officer (other than Mr. Hendrickson), (iii) a material diminution in the budget over which he retains authority, (iii) any other action or inaction that constitutes a material breach by the Trust under the employment agreement or any other material agreement to which he and the Trust are party or (iv) a material change in the geographic location at which he must perform the services related to his position, provided, in each case, Mr. Hendrickson’s provides the Trust with written notice of the condition giving rise to Good Reason within 90 days of its occurrence, the Trust fails to correct such condition (other than the condition described in (ii), above) within 30 days of its receipt of notice and Mr. Hendrickson actually terminates his employment within 12 months following the occurrence of such condition.

The employment agreement also provides for confidentiality and non-solicitation provisions, the latter for one year after termination of employment.

Mr. Hendrickson resigned from the Trust effective April 12, 2018.

Geoffrey Bedrosian's Employment Agreement

Effective December 17, 2015, the Trust entered into an employment agreement with Mr. Bedrosian, the Trust’s Chief Financial Officer, Executive Vice President and Secretary. The employment agreement provided for an annual base salary of at least $450,000 (with adjustments to be considered annually by the Committee, and no decrease from the prior base salary or initial base salary unless applicable to the Trust’s executive officers generally), participation in the annual bonus plan, participation in long-term incentive plan, a grant of 37,621 restricted shares (which vests over three years), various relocation costs and other fringe benefits and perquisites as are generally made available to the Trust’s executives.

Pursuant to the employment agreement, if Mr. Bedrosian's employment terminated due to death or permanent disability, Mr. Bedrosian (or his legal representative or beneficiary) will receive the accrued and unpaid portion of base salary, any earned but not yet paid incentive awards for already completed years or award cycles, plus one year’s base salary. In addition, any unvested equity awards will immediately vest. Further, any COBRA health benefits will be reimbursed for up to eighteen months.

Pursuant to the employment agreement, if Mr. Bedrosian's employment terminated for cause, Mr. Bedrosian will receive the accrued and unpaid portion of his base salary.

If Mr. Bedrosian's employment terminated without cause or if he terminates such employment for good reason (assuming the change of control provisions below do not apply), Mr. Bedrosian will receive the accrued and unpaid portion of base salary, any earned but not yet paid incentive awards for already completed years or award cycles, a pro rata portion of the annual bonus (to the extent earned, and calculated based on the average award for the prior two years), plus one and one-half times his annual base salary and annual bonus (calculated based on the average award for the prior two years for which bonus determinations have already been communicated, or if such termination occurs prior to two award cycles having occurred, based on the target award of seventy-five percent of annual base salary). In addition, any unvested equity awards will immediate vest. Further, any COBRA health benefits will be reimbursed for up to eighteen months.

If Mr. Bedrosian’s employment terminated without cause (other than due to death or permanent disability) or he terminates such employment for good reason, in each case within 12 months after a change of control, Mr. Bedrosian will receive the accrued and unpaid portion of base salary, any earned but not yet paid incentive awards for already completed years or award cycles, a pro rata portion of the annual bonus (to the extent earned, and calculated based on the average award for the prior two years), and two times the sum of (i) his annual base salary and (ii) annual target bonus (each for the calendar year in which the terminate occurs). In addition, any unvested equity awards will immediate vest. Further, any COBRA health benefits will be reimbursed for up to eighteen months.

If Mr. Bedrosian's employment terminated at the end of the initial term or extension term because the Trust elects not to renew his employment agreement, Mr. Bedrosian will receive the accrued and unpaid portion of base salary, any earned but not yet paid incentive awards for already completed years or award cycles, plus 12 months base salary. In addition, any unvested equity awards will immediate vest.

As used in Mr. Bedrosian's employment agreement, “Cause” means termination of Mr. Bedrosian's employment upon (i) his conviction of a felony or crime involving moral turpitude, (ii) embezzlement, (iii) misappropriation of Trust property, (iv) his neglect of significant job responsibilities, (v) a material breach of his employment agreement or (vi) his repeated failure to follow specific directions from the Trust’s Chief Executive Officer or Board and, in the case of items (i) through (v), which is not cured within 30 days of notice.

As used in Mr. Bedrosian’s employment agreement, “Good Reason” means the occurrence of any of the following, without Mr.  Bedrosian’s prior written consent: (i) any material diminution of his duties, responsibilities or authority, or those of the Chief Executive Officer , (ii) a material diminution in the budget over which he retains authority, (iii) a material change in his base salary or target incentive awards, (iv) a material diminution in the budget over which he maintains authority, (v) any material breach by the Trust of its make-whole and other initial award obligations under his employment agreement, (vi) any other action or inaction that constitutes a material breach by the Trust under any agreement under which he provides services to the Trust or (vii) any material change in the geographic location at which he must perform the services related to his position, provided, in each case, Mr.  Bedrosian provides the Trust with written notice of the condition giving rise to Good Reason within 90 days of its occurrence, the Trust fails to correct such condition within 30 days of its receipt of notice and Mr. Bedrosian actually terminates his employment within 12 months following the occurrence of such condition.

The employment agreement also provides for confidentiality and nonsolicitation provisions, the latter for one year after termination of employment.

Mr. Bedrosian resigned from the Trust effective April 20, 2018.
Tax and Accounting Considerations
Deductibility of Executive Compensation
The Committee has reviewed the Trust’s compensation policies in light of Section 162(m) of the IRC, which generally limits deductions by a publicly-held corporation for compensation paid to certain executive officers to $1,000,000 per annum. That deduction limitation was subject to a specified exception for certain performance-based compensation, but that exception was generally repealed effective for taxable years after December 31, 2017. As long as the Trust continues to qualify as a real estate investment trust under the IRC, the payment of any non-deductible compensation should not have a material adverse impact on the Trust. The Committee is currently considering the impact of the Tax Cuts and Jobs Act, particularly the elimination of the performance-based exemption, on its compensation programs and policies and intends to continue to review the application of Section 162(m) with respect to any future compensation arrangements considered by the Trust.

Nonqualified Deferred Compensation
Section 409A of the IRC provides that, unless certain conditions are satisfied, amounts deferred under nonqualified deferred compensation arrangements will be included in an employee’s income when vested, and employees will be subject to additional income tax, penalties and a further additional income tax calculated as interest on income taxes deferred under the arrangement. In December 2008, the Trust revised certain of its compensation agreements to ensure that the Trust’s employment, severance and deferred compensation arrangements either comply with, or are exempt from, the requirements of Section 409A to allow for deferral without accelerated taxation, penalties or interest.
Change of Control Payments
Section 280G of the IRC disallows a company’s tax deduction for “excess parachute payments,” generally defined as payments to specified persons that are contingent upon a change of control in an amount equal to or greater than three times the person’s base amount (the five-year average of Form W-2 compensation). Additionally, IRC Section 4999 imposes a 20% excise tax on any person who receives such excess parachute payments.

The Trust’s share-based plans entitle participants to payments in connection with a change of control that may result in excess parachute payments. Further, Mr. Harper's employment agreement, along with the Change of Control Policy for the benefit of executive officers, entitle such persons to payments upon termination of his or her employment following a change of control that may constitute excess parachute payments.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis (CD&A) in this proxy statement with management, including the Chief Executive Officer. Based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Trust’s annual report on Form 10-K for the year ended December 31, 2017 and the proxy statement for the 2018 annual meeting of shareholders.

The Compensation Committee

Arthur Goldberg (Chairman)
Stephen R. Blank
Joel M. Pashcow
Mark K. Rosenfeld
Laurie M. Shahon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2017, none of the Trust’s executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Board or Compensation Committee. None of the members of the Compensation Committee is or has been an officer or an employee of the Trust.
During 2017, the following persons served on the Compensation Committee:

Arthur Goldberg (Chair)
Stephen R. Blank
Joel M. Pashcow
Mark K. Rosenfeld
Laurie M. Shahon

After 22 years of service to the Trust, Mr. Rosenfeld has elected to retire from the Board at the end of his current term; therefore, his service as a Trustee will end on the date of the 2018 annual meeting.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Summary Compensation Table
The table below summarizes the total compensation paid or earned by the named executive officers in 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Dennis Gershenson	2017	727,204	—	1,602,342	995,972	9,730	3,335,248
President and CEO	2016	703,269	—	1,763,406	979,800	9,730	3,456,205
	2015	675,000	—	1,541,679	1,096,875	9,730	3,323,284
John Hendrickson (5)	2017	460,904	—	466,995	298,262	3,000	1,229,161
Executive VP and	2016	440,385	—	537,330	372,600	3,000	1,353,315
COO	2015	238,462	—	740,116	243,750	112,474	1,334,802
Geoffrey Bedrosian (6)	2017	460,904	—	466,995	298,262	56,093	1,282,254
Executive VP, CFO	2016	450,000	—	537,330	372,600	60,477	1,420,407
and Secretary	2015	3,462	650,000	623,000	—	—	1,276,462
Catherine Clark	2017	331,191	165,000	202,517	—	3,000	701,708
Executive VP—	2016	312,852	165,000	225,798	—	3,000	706,650
Transactions	2015	303,061	160,000	216,292	—	3,000	682,353
Edward A. Eickhoff	2017	303,089	117,000	184,252	—	3,000	607,341
Senior VP—	2016	294,261	120,000	212,003	—	3,000	631,280
Development	2015	292,622	120,000	118,736	—	3,000	536,373

(1)	The amounts reported reflect the grant date fair value (excluding the effect of estimated forfeitures).

The awards in the Stock Awards column for 2017, 2016 and 2015 relate to service-based restricted stock and performance-based restricted share units granted in 2017, 2016 and 2015, respectively, under the 2012 Omnibus Long-Term Incentive Plan.

The grant date fair value of each share of service-based restricted stock granted under the 2012 Omnibus Long-Term Incentive Plan is calculated as the closing price of the Shares as of the grant date. The grant date fair value of each performance-based restricted stock share unit is calculated using a Monte Carlo simulation as of the grant date. In addition, the performance-based awards are marked to market each reporting period after the initial grant date fair value is established.

The grant date fair value of the performance-based restricted share units granted under the 2012 Omnibus Long-Term Incentive Plan reflects the probable outcome of the award. The relative total shareholder feature of the award represents a “market condition” under applicable accounting requirements. As such, the grant date fair value of the award must reflect the probabilities of all possible outcomes of the market condition as they existed at that date. To that end, the Trust employed a valuation method that statistically simulated an expected total shareholder return performance relative to the comparator group and determined the corresponding grant date value that would result. For the purposes of this table, the single grant date fair value computed by this valuation method is recognized by the Trust in accounting for the awards regardless of the actual future outcome of the relative total shareholder return feature. Therefore, there is no separate maximum grant date value reported with respect to the performance-based restricted share units.

The 2017 amount reported for Mr. Gershenson includes the grant date fair value of the 5,000 restricted shares of common stock of the Trust issued to Mr. Gershenson on April 6, 2017 under the amended and restated employment agreement between the Trust and Mr. Gershenson entered into in April 2017.

(2)
Unless otherwise noted, the amounts earned in 2017 consist of payments under the 2017 Executive Incentive Plan and were approved by the Committee on February 27, 2018. Payment of such bonuses occurred on March 15, 2018.

(3)
For Mr. Gershenson for 2017, consists of (i) a payment of $784,319 under the 2017 Executive Incentive Plan, as described in footnote (2) above, and (ii) a payment of $211,653 in connection with the 2015-2017 performance-based cash award for the Chief Executive Officer under the long-term incentive program (representing 87.1% of target), which was approved by the Compensation Committee on February 27, 2018 and paid to the Chief Executive Officer on March 5, 2018.

(4)
For 2017, 2016 and 2015, each of the named executives received $3,000 in 401(K) plan company match. Additionally, the following named executive officers received the following payments and/or benefits:

a.	Mr. Gershenson - Payment of Life Insurance Premium for 2015, 2016 and 2017;

b.	Mr. Hendrickson - Moving and relocation costs for 2015; and

c.	Mr. Bedrosian - Housing and remote travel costs for 2016 and 2017.

(5)	Mr. Hendrickson resigned from the Trust effective April 12, 2018.

(6)	Mr. Bedrosian resigned from the Trust effective April 20, 2018.
Narrative Discussion of Summary Compensation Table

Employment Agreement — Mr. Gershenson, Mr. Hendrickson and Mr. Bedrosian. See “Compensation Discussion and Analysis—Executive Officer Employment Agreements” for a description of the material terms of such employment agreements.
Bonus. For 2017, each of the named executive officers received an annual bonus, which was paid in cash.
Long-Term Incentive Program. In 2017, the Committee approved long-term incentive targets equal to 75% to 260% of base salary for all named executive officers. See "2017 Compensation Determination—Long Term Incentive Compensation" for a description of the Trust's long-term incentive compensation program.
Non-Equity Incentive Plan. The 2017 Executive Incentive Plan for the Trust’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer is based on the achievement of specific corporate objectives. The target bonus for the Chief Executive Officer is 125% of base salary and for each of the Chief Operating Officer and Chief Financial Officer is 75% of base salary. See "Compensation Discussion and Analysis—2017 Compensation Determinations—Annual Bonus—Dennis Gershenson, John Hendrickson, and Geoffrey Bedrosian."
Grants of Plan-Based Awards in 2017
The following table provides information about plan-based awards granted to the named executive officers in 2017.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dennis Gershenson	03/06/17	457,063	914,125	1,828,250	—	—	—	—	—	—	—
	03/06/17	—	—	—	32,292	64,584	129,168	64,584	—	—	950,690
	04/06/17	—	—	—	—	—	—	5,000	—	—	69,750
John Hendrickson	03/06/17	173,813	347,625	695,250	—	—	—	—	—	—	—
	03/06/17	—	—	—	9,840	19,679	39,358	19,679	—	—	289,688
Geoffrey Bedrosian	03/06/17	173,813	347,625	695,250	—	—	—	—	—	—	—
	03/06/17	—	—	—	9,840	19,679	39,358	19,679	—	—	289,688
Catherine Clark	03/06/17	—	—	—	4,267	8,534	17,068	8,534	—	—	125,626
Ed Eickhoff	03/06/17	—	—	—	3,882	7,764	15,528	7,764	—	—	114,299

(1)
Amounts in these columns relate to the 2017 Executive Incentive Plan assuming all financial metrics are met at the respective level with no impact on payouts from the ratio of net debt to annualized pro forma adjusted EBITDA.

(2)	All awards in this column relate to shares of performance-based restricted stock under the 2012 Omnibus Long-Term Incentive Plan.

(3)	All awards in this column relate to shares of service-based restricted stock under the 2012 Omnibus Long-Term Incentive Plan.

(4)
The grant date fair value of each share of service-based restricted stock is calculated as the closing price of the shares as of the grant date. The shares were granted on March 6, 2017 with a grant-date fair value of $14.72 per share, other than the April 6, 2017 grant to Mr. Gershenson, which had a grant-date fair value of $13.95 per share.

Narrative Discussion of Grants of Plan-Based Awards in 2017 Table
Annual Bonus Program. The 2017 Executive Incentive Plan for the Trust’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer is based on the achievement of specific corporate objectives. The target bonus for the Chief Executive Officer is 125% and for the Chief Operating and Chief Financial Officer is 75% of base salary. The amounts earned in 2017 are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” See "Compensation Discussion and Analysis—2017 Compensation Determinations—Annual Bonus—Dennis Gershenson, John Hendrickson, and Geoffrey Bedrosian" for a description of the Trust's 2017 Executive Incentive Plan.

Long-Term Incentive Plan. The Trust’s long-term incentive compensation program provides for target payouts of 75% to 260% of base salary for the named executive officers. See "2017 Compensation Determination—Long Term Incentive Compensation" for a description of the Trust's long-term incentive compensation program.

Outstanding Equity Awards at December 31, 2017

The following table provides information on the holdings of option and stock awards by the named executive officers as of December 31, 2017.

			Stock Awards
Name	Grant Date/ Performance Period		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Dennis Gershenson	4/6/17	(2)	5,000	73,650	—	—
	3/6/17- 12/31/19	(3)	—	—	64,584	951,322
	3/6/17	(4)	64,584	951,322
	3/1/16- 12/31/18	(5)	—	—	53,976	795,066
	3/1/16	(4)	30,224	445,200	—	—
	3/1/15- 12/31/17	(6)	32,664	481,141
	3/1/15	(4)	18,171	267,659	—	—
	3/1/14	(4)	11,854	174,609	—	—
	3/1/13	(4)	4,697	69,157	—	—
John Hendrickson	3/6/17- 12/31/19	(7)	—	—	19,679	289,872
	3/6/17	(4)	19,679	289,872	—	—
	3/1/16- 12/31/18	(5)	—	—	16,447	242,264
	3/1/16	(4)	10,524	155,019	—	—
	3/1/15- 12/31/17	(6)	10,081	148,493
	5/17/15	(4)	9,000	132,570	—	—
	3/1/15	(4)	8,012	118,017	—	—
Geoffrey Bedrosian	3/6/17- 12/31/19	(7)	—	—	19,679	289,872
	3/6/17	(4)	19,679	289,872	—	—
	3/1/16- 12/31/18	(5)	—	—	16,447	242,264
	3/1/16	(4)	10,524	155,019	—	—
	12/17/15	(8)	25,078	369,399	—	—
Catherine Clark	3/6/17- 12/31/19	(7)	—	—	8,534	125,706
	3/6/17	(4)	8,534	125,706	—	—
	3/1/16- 12/31/18	(5)	—	—	6,911	101,799
	3/1/16	(4)	5,528	81,427	—	—
	3/1/15- 12/31/17	(6)	4,582	67,493
	3/1/15	(4)	3,642	53,547	—	—
	3/1/14	(4)	2,641	38,902	—	—
	3/1/13	(4)	1,337	19,694	—	—
Edward Eickhoff	3/6/17- 12/31/19	(7)	—	—	7,764	114,364
	3/6/17	(4)	7,764	114,364	—	—
	3/1/16- 12/31/18	(5)	—	—	6,489	95,583
	3/1/16	(4)	5,188	76,419	—	—
	3/1/15- 12/31/17	(6)	2,515	37,046	—	—
	3/1/15	(4)	900	13,257	—	—
	3/1/15	(4)	1,998	29,431	—	—
	3/1/14	(4)	640	9,427	—	—
	3/1/14	(4)	1,492	21,977	—	—
	3/1/13	(4)	769	11,327	—	—

(1)	Based upon the $14.73 closing price of the Shares on the NYSE on December 29, 2017, the last business day of the fiscal year.

(2)	Restricted stock vests on December 31, 2020 per terms of Mr. Gershenson's employment agreement effective April 1, 2017.

(3)	Performance-based restricted share units are listed at Target. 48,438 units will be paid in cash and 16,146 units will vest in common stock at the end of the performance period.

(4)	Restricted stock vests one-fifth per year, beginning on the first anniversary of the grant date.

(5)	Performance-based restricted share units are listed at Target. Performance-based restricted share units will be paid in cash at the end of the performance period.

(6)
The 2015-2017 performance period was achieved and the actual payout was 75.49% of target (the payout was calculated by our consultant Meridian Compensation Partners LLC). 50% of the award will vest and settle in cash on March 1, 2018. The other 50% will vest and be settled in cash on March 1, 2019.

(7)	Performance-based restricted share units are listed at Target. Performance-based restricted share units will vest in common stock at the end of the performance period.

(8)	Restricted stock vests in 3 equal installments on 1/31/2017, 1/31/2018 & 1/31/2019.

Option Exercises and Stock Vested in 2017
The following table provides information on restricted stock awards that vested in 2017. No options were exercised in 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Dennis Gershenson	38,888	596,542
John Hendrickson	8,304	119,043
Geoffrey Bedrosian	15,176	244,339
Catherine Clark	7,059	108,285
Edward A. Eickhoff	5,165	79,231

(1)	The Shares vested in the following amounts on the following dates in 2017:

	January 31	March 1	May 17
Dennis Gershenson	—	38,888	—
John Hendrickson	—	5,304	3,000
Geoffrey Bedrosian	12,543	2,633	—
Catherine Clark	—	7,059	—
Edward A. Eickhoff	—	5,165	—

(2)
The value realized is based upon the number of Shares received on the vesting date multiplied by the closing price of the Shares on the NYSE on the vesting date. The closing price of the Shares on the NYSE on each vesting date is as follows:

Vesting Date	Closing Price
1/31/2017	$16.26
3/1/2017	$15.34
5/17/2017	$12.56

Nonqualified Deferred Compensation in 2017
Ramco-Gershenson Properties Trust Deferred Compensation Plan
Under the Ramco-Gershenson Properties Trust Deferred Compensation Plan for Officers (the “Officer Deferred Compensation Plan”), an officer can elect to defer restricted shares which may be granted during a subsequent calendar year (“Deferral Year”) by completing and filing a proper deferred compensation agreement with the Secretary of the Trust no later than December 31 of the year prior to the Deferral Year. Restricted shares deferred will be credited to a stock account in the name of the applicable officer. Shares in the stock account will receive distributions, which at the officer’s election will either be paid in cash or will be reinvested in shares. An officer can modify or revoke his or her existing deferral election only on a prospective basis, and only for restricted shares to be granted in a subsequent calendar year, and only if the officer executes a new deferred compensation agreement or revokes his or her existing deferred compensation agreement in writing by December 31 of the year preceding the calendar year for which such modification or revocation is to be effective. The officer must elect the end of the deferral period at the time of such election and, except for a few circumstances, no officer shall have any right to make any early withdrawals from the officer’s deferred compensation accounts. No executive officers elected to defer their restricted share grants in 2017.
Potential Payments Upon Termination or Change-in-Control
The following section describes potential payments and benefits to the named executive officers under the Trust’s compensation and benefit plans and arrangements upon termination of employment or a change of control of the Trust.
Messrs. Gershenson, Hendrickson, and Bedrosian had employment agreements with the Trust. See “Compensation Discussion and Analysis—Executive Officer Employment Agreements” for a description of such employment agreements including the potential payments and benefits thereunder to such named executive officers upon termination of employment or a change of control of the Trust. The Trust also has a Change of Control Policy in effect for the other executive officers, and certain of the Trust’s benefit plans and arrangements contain provisions regarding acceleration of vesting and payment upon specified termination events. See “—Trust Share-Based Plans” and “—Change of Control Policy” below. In addition, the Trust may authorize discretionary severance payments to its named executive officers upon termination.
Trust Share-Based Plans
2003 Long-Term Incentive Plan. Upon a change in control, any nonqualified options and restricted stock outstanding as of the change of control will immediately vest in full; notwithstanding the foregoing, (i) the Compensation Committee may set forth alternative change of control terms at the time of the grant and (ii) a vote by three-fourths of the Board may determine alternative terms at any time, so long as a majority of Trustees then in office are “continuing trustees’ as defined therein. Further, during the 60-day period from and after a change of control, the Compensation Committee may grant holders of options the right to surrender all or part of such options to the Trust, whether or not the options are fully exercisable, in exchange for cash per share equal to the fair market value less the exercise price.
Other than in connection with a change of control, if an employee is terminated for any reason, any restricted stock will be forfeited; however, the Compensation Committee is authorized to waive such forfeiture in the event of retirement, permanent disability, death or other special circumstances as determined by the Compensation Committee in its sole discretion.
Other than in connection with a change of control, if an employee is terminated for cause, such employee’s options, even if immediately exercisable, will terminate (although the Committee retains discretion to permit the exercise of such options until the earlier of 30 days and the option’s expiration date). If an employee is terminated for any reason other than a change of control, death or disability or for cause, then such employee’s options may be exercised, to the extent such options were exercisable before termination, for the lesser of six months (or longer, at the discretion of the Compensation Committee) or until the option’s expiration date. Options held by an employee whose employment is terminated due to death or disability will immediately vest in full, and the legal representative or beneficiary may exercise such options until the lesser of one year (or longer, at the discretion of the Compensation Committee) or the option’s expiration date.
2009 Omnibus Long-Term Incentive Plan. The Committee generally has the authority to accelerate the vesting of any awards at any time.
Upon a termination for cause, the options will be forfeited. Unless the Compensation Committee provides otherwise, upon a termination other than due to death, disability, lay-off in connection with a reduction in force or a change in control, all unvested options will be forfeited and all vested options will terminate the earlier of three months after the termination date or the option expiration date. Unless the Compensation Committee provides otherwise, upon a termination due to death, disability, lay-off in connection with a reduction in force or a change in control, the options will fully vest and expire upon their normal expiration date.
Unless the Compensation Committee provides otherwise, upon a termination other than due to death, disability, or a change in control, all unvested shares of restricted stock will be forfeited, except in the case of termination due to lay-off in connection with a reduction in force, an employee will receive pro-rata performance shares for the time served during the performance period based on actual results at the end of the performance period. Unless the Compensation Committee provides otherwise, upon a termination due to death, disability or change in control, the performance shares will fully vest, except that for unearned performance shares that vest upon death or disability, such shares will be settled at the end of the applicable performance period based on achievement of performance goals. Generally, the Trust’s award agreements provide that all shares of restricted stock will be forfeited upon any termination, except the Committee may waive such forfeiture (unless not permitted by the plan), in its sole discretion.
The 2009 Omnibus Long-Term Incentive Plan also provides for additional benefits in the case of a corporate transaction, which is essentially a change in control that results in (i) dissolution or liquidation of the Trust or a merger, consolidation or reorganization of the Trust with one or more other entities in which the Trust is not the surviving entity, (ii) a sale of substantially all of the assets of the Trust to another person or entity that is not related to the Trust or (iii) any transaction which results in any person or entity owning more than 50% of the combined voting power of all classes of shares of the Trust. If a change in control rises to the level of a corporate transaction, all options and shares of restricted stock vest (at target levels) and either (i) fifteen days prior to the scheduled consummation of the corporate transaction, all options outstanding immediately become exercisable for a period of 15 days or (ii) the Committee may elect, in its sole discretion, to cancel any outstanding awards of options or shares of restricted stock and pay or deliver the holder an amount in cash or securities having a specified value determined by the Committee in accordance with the plan.
2012 Omnibus Long-Term Incentive Plan and Inducement Incentive Plan. The Committee generally has the authority to accelerate the vesting of any awards at any time.
Upon a termination for cause, the options will be forfeited. Unless the Compensation Committee provides otherwise, upon a termination other than due to death, disability, retirement, lay-off in connection with a reduction in force or a change in control, all unvested options will be forfeited and all vested options will terminate the earlier of three months after the termination date or the option expiration date, except that upon retirement all vested options will expire upon their normal expiration date. Unless the Compensation Committee provides otherwise, upon a termination due to death, disability, lay-off in connection with a reduction in force or a change in control, the options will fully vest and expire upon their normal expiration date.
Unless the Compensation Committee provides otherwise, upon a termination other than due to death, disability, retirement, lay-off in connection with a reduction in force or a change in control, all unvested shares of restricted stock (whether performance-based or service-based) will be forfeited. Unless the Compensation Committee provides otherwise, upon a termination due to death, disability, retirement, a lay-off in connection with a reduction in force or change in control, the shares of restricted stock (whether performance-based or service-based) will fully vest, except that for unearned performance shares that vest upon death or disability, such shares will be settled at the end of the applicable performance period based on achievement of performance goals. Generally, the Trust’s award agreements provide that all shares of restricted stock will be forfeited upon any termination, except the Committee may waive such forfeiture (unless not permitted by the plan), in its sole discretion.
The 2012 Omnibus Long-Term Incentive Plan and Inducement Incentive Plan also provide for additional benefits in the case of a corporate transaction, which is essentially a change in control that results in (i) dissolution or liquidation of the Trust or a merger, consolidation or reorganization of the Trust with one or more other entities in which the Trust is not the surviving entity, (ii) a sale of substantially all of the assets of the Trust to another person or entity that is not related to the Trust or (iii) any transaction which results in any person or entity owning more than 50% of the combined voting power of all classes of shares of the Trust. If a change in control rises to the level of a corporate transaction, all options and shares of restricted stock vest (at target levels) and either (i) fifteen days prior to the scheduled consummation of the corporate transaction, all options outstanding immediately become exercisable for a period of 15 days or (ii) the Committee may elect, in its sole discretion, to cancel any outstanding awards of options or shares of restricted stock and pay or deliver the holder an amount in cash or securities having a specified value determined by the Committee in accordance with the plan.

Change of Control Policy

Effective July 10, 2007, the Trust established a Change of Control Policy for the benefit of the executive officers of the Trust except the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, whose employment agreements govern. The policy provides for payments of specified amounts if such person’s employment with the Trust or any subsidiary is terminated in specified circumstances following a change of control. The policy contains a double trigger. First, the person’s employment must be terminated (a) by the Trust other than for cause or upon such person’s death or permanent disability or (b) by the person for good reason. Secondly, such termination must occur within one year following a change of control; provided, however, if a person’s employment or status as an officer with the Trust or any subsidiary is terminated within six months prior to the date on which a change of control occurs and such termination was not for cause or voluntary by such person, then the change of control date will be the date immediately prior to the date of such termination.

If the double trigger is satisfied, the person will receive 2.0 times the sum of the person's base compensation and target bonus for the year in which the termination occurs no later than the 30th day following the termination date.

The policy does not contain a tax gross-up benefit. Further, the amount received under the policy will be reduced to the extent a person receives other severance or separation payments from the Trust (excluding the vesting of any options, shares or rights under any incentive plan of the Trust).
Change of Control/Severance Payment Table as of December 31, 2017
The following table estimates the potential payments and benefits to the named executive officers upon termination of employment or a change of control, assuming such event occurs on December 31, 2017. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs.
Items Not Reflected in Table. The following items are not reflected in the table set forth below:

•	Accrued salary, bonus and vacation.

•	Costs of COBRA or any other mandated governmental assistance program to former employees.

•	Welfare benefits provided to all salaried employees having substantially the same value.

•	Amounts outstanding under the Trust’s 401(k) plan.
Change of Control Payments — IRC Section 280G valuation. IRC Section 280G imposes tax sanctions for payments made by the Trust that are contingent upon a change of control and equal to or greater than three times an executive’s most recent five-year average annual taxable compensation (referred to as the “base amount”). If tax sanctions apply, contingent payments, to the extent they exceed an allocable portion of the base amount, become subject to a 20% excise tax (payable by the executive) and are ineligible for a tax deduction by the Trust. Key assumptions in this analysis include:

•	A change of control, termination of employment and all related payments occur on December 31, 2017.

•	Federal and state income tax rates of 35% and 3.9%, respectively, and a social security/Medicare rate of 1.45%.

•
Performance-based restricted stock for performance periods that have not closed prior to the date of the change in control: the 2016-2018 performance period is reflected as paid out at the 100% amount.

•	The value of unvested, non-qualified options equals their value as determined pursuant to the safe harbor method provided for in Revenue Procedure 2003-68.

•	The value of Shares on December 31, 2017 is $14.73, the closing price on December 29, 2017, the last business day of the fiscal year, as published by the NYSE.

Other Notes Applicable to Table.

•
The “Acceleration of Share-Based Awards” column in the table assumes the Compensation Committee’s acceleration of long-term incentive compensation, including share-based awards, for terminations specifically referenced in the table. The amounts set forth therein represent the intrinsic value of such acceleration, which is (i) for each unvested option, $14.73 less the exercise price and (ii) for each unvested share of restricted stock, $14.73, which represents the closing price on the NYSE on December 29, 2017.

•	Life insurance amounts only reflect policies paid for by the Trust (including an additional $1,000,000 of term life insurance paid by the Trust for Mr. Gershenson).

Change of Control and Severance Payments as of December 31, 2017

	Cash Severance ($)		Acceleration of Share- Based Awards ($)		Life Insurance Proceeds ($)	Annual Disability Benefits ($)(1)	Total ($)
Dennis Gershenson (2)
Retirement	—		—		—	—	—
Death	1,910,097	(4)	4,209,126	(5)	1,167,500	27,000	7,313,723
Disability	1,910,097	(4)	4,209,126	(5)	—	108,000	6,227,223
Termination without cause or for good reason (including change of control)	6,846,372	(6)	4,209,126		—	—	11,055,498
John Hendrickson (3)
Retirement	—		—		—	—	—
Death	463,500	(7)	1,376,107	(5)	250,000	27,000	2,116,607
Disability	463,500	(7)	1,376,107	(5)	—	108,000	1,947,607
Termination without cause or for good reason (including change of control)	1,311,600	(8)	1,376,107		—	—	2,687,707
Termination without cause or for good reason (w/i 1 year following change of control)	1,622,250	(9)	1,376,107		—	—	2,998,357
Geoffrey Bedrosian
Retirement	—		—		—	—	—
Death	463,500	(7)	1,346,426	(5)	250,000	27,000	2,086,926
Disability	463,500	(7)	1,346,426	(5)	—	108,000	1,917,926
Termination without cause or for good reason (including change of control)	1,390,500	(10)	1,346,426		—	—	2,736,926
Termination without cause or for good reason (w/i 1 year following change of control)	1,969,875	(11)	1,346,426		—	—	3,316,301
Edward A. Eickhoff (12)
Retirement	—		—		—	—	—
Death	—		523,195	(5)	250,000	27,000	800,195
Disability	—		523,195	(5)	—	108,000	631,195
Termination without cause or for good reason (w/i 1 year following change of control)	853,428	(13)	523,195		—	—	1,376,623
Catherine Clark (12)
Retirement	—		—		—	—	—
Death	—		614,274	(5)	250,000	27,000	891,274
Disability	—		614,274	(5)	—	108,000	722,274
Termination without cause or for good reason (w/i 1 year following change of control)	938,004	(13)	614,274		—	—	1,552,278

(1)
$27,000 represents the amount paid to a survivor if the employee had been disabled for 180 consecutive days and the employee was eligible to receive the long-term disability payments. $108,000 represents the aggregate of 12 monthly payments of $9,000 payable as a long-term disability benefit (such payments would continue for the length of the disability); if the disability was of a short-term nature, such person may be eligible for wage replacement for 13 weeks with a maximum weekly benefit of $4,154.

(2)
Except as noted in the table above or as specified in “- Items Not Reflected in Table”, Mr. Gershenson does not receive any additional incremental value if (i) he voluntarily terminates his employment or (ii) his employment is terminated by the Trust with cause.

(3)	Based on the terms of Mr. Hendrickson’s employment agreement in place as of December 31, 2017.

(4)	Represents earned but, as of December 31, 2017, not yet paid amounts pursuant to Mr. Gershenson's annual bonus for 2017 and 2015-2017 performance-based LTIP cash award.

(5)
Performance-based restricted stock for the 2016-2018 and the 2017-2019 performance periods will vest upon death or disability, but the payout will occur at the end of the performance period based on actual results. The amounts set forth in the table attributable to performance-based restricted stock for such performance periods assumes payout at 100% of the target level using a share value of $14.73 the closing price on December 29, 2017 as published by the NYSE.

(6)
Represents (i) earned but, as of December 31, 2017, not yet paid amounts pursuant to Mr. Gershenson's annual bonus for 2017 and 2015-2017 performance-based LTIP cash award, each to the extent earned, and (ii) 3 years of continued payment of base salary and target annual bonus.

(7)	Represents base salary as of December 31, 2017 for such named executive officer.

(8)
Represents (i) a pro rata portion of his annual bonus for 2017 (based on the average award for the previous 2 years), (ii) eighteen months base salary, plus (iii) his annual bonus (based on the average award for the previous 2 years).

(9)	Assumes payment equal to 2.0 times the sum of such named executive officer's annual base compensation and target annual bonus award.

(10)
Represents (i) a pro rata portion of his annual bonus for 2017 (based on the target award of 75% of base salary), (ii) 1.5 times his annual base salary and (iii) his annual bonus (based on the target award of 75% of base salary).

(11)
Assumes payment equal to (i) a pro rata portion of his annual bonus for 2017 (based on the target award of 75% of base salary) plus (ii) 2.0 times the sum of his annual base salary plus his annual bonus (based on the target award of 75% of base salary).

(12)
Except as noted in the table above or as specified in “- Items Not Reflected in Table”, each of such persons do not receive any additional incremental value if (i) he or she voluntarily terminates his/her employment or (ii) his or her employment is terminated by the Trust with or without cause.

(13)	Assumes payment equal to 2.0 times each such named executive officer’s base salary and target bonus for 2017.

CHIEF EXECUTIVE OFFICER PAY RATIO

The Trust’s chief executive officer to median employee pay ratio was calculated in accordance with SEC requirements. However, due to the flexibility afforded by Item 402(u) of Regulation S-K in calculating the pay ratio, the ratio presented herein is a reasonable estimate and may not be comparable to the pay ratio presented by other companies.

The Trust identified the median employee by examining 2017 compensation for all employees of the Trust excluding the President and Chief Executive Officer. As permitted by SEC rules, employee compensation for full fiscal 2017 as reported in the Trust’s internal 401k reports was used as the compensation measure to identify the Trust’s median employee.  The Trust believes that the use of this compensation measure is reasonable since it includes all cash components of the Trust’s employee compensation: annual base salary, overtime pay, target short-term cash incentive compensation and employer benefit costs.

The employee population used to identify the Trust’s median employee included all employees of the Trust, whether employed on a full-time, part-time, or seasonal basis, as of December 17, 2017. The compensation measure described above was consistently applied to this entire employee population. The Trust did not make any assumptions, adjustments, or estimates with respect to the employee population or the compensation measure and did not annualize the compensation for any employees that were not employed by the Trust for all of 2017.

After identifying the median employee based on the compensation measure described above, the Trust calculated annual total compensation for the median employee using the same methodology used for our named executive officers as set forth in the "Summary Compensation Table" herein.

As illustrated in the table below, in 2017, the Trust’s President and Chief Executive Officer’s annual total compensation was 47 times that of the Trust’s median employee.

	President & Chief Executive Officer	Median Employee
2017 Annual Total Compensation	$3,335,248	$70,920
Total Annual Compensation Pay Ratio	47	1

RELATED PERSON TRANSACTIONS
Policies and Procedures
The Trust does not have a formal related person transaction policy in writing, although it has the following customary policies and practices regarding such transactions. Trustees and executive officers are required to complete an annual questionnaire in connection with the Trust’s proxy statement for its annual meeting of shareholders, which includes questions regarding related person transactions. Trustees and executive officers are also required to provide written notice to the Trust’s outside general counsel of any updates to such information.
If a related person transaction is proposed, the Audit Committee and/or non-interested Trustees of the Board review such business transaction to ensure that the Trust’s involvement in such transactions is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of the Trust and its shareholders. When necessary or appropriate, the Trust will engage third party consultants and special counsel, and the Board may create a special committee, to review such transactions. Interested Trustees will recuse themselves from the approval process by the Board or Audit Committee.
Related Person Transactions in 2017
William Gershenson, Vice President and Managing Director of Western Portfolio of Ramco-Gershenson, Inc., is the son of Dennis Gershenson, Trustee, President and Chief Executive Officer of the Trust. In 2017, William Gershenson was paid $262,981 in base salary and bonus.

AUDIT COMMITTEE DISCLOSURE
The Audit Committee is responsible for monitoring the integrity of the Trust’s consolidated financial statements, the Trust’s system of internal controls, the Trust’s risk management system, the qualifications, performance and independence of the Trust’s independent registered public accounting firm, the performance of the Trust’s internal audit function and the Trust’s compliance with legal and regulatory requirements. The Audit Committee also has the sole authority and responsibility to appoint, determine the compensation of, evaluate and, when appropriate, replace the Trust’s independent registered public accounting firm.
Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Trust’s internal control over financial reporting. The Trust’s independent registered public accounting firm is responsible for performing an independent audit of the Trust’s annual consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s report on the Trust’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Trust’s internal control over financial reporting. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by the Trust’s management and the independent registered public accounting firm.
Pre-Approval Policies and Procedures for Audit and Non-Audit Services
Pursuant to its charter, the Audit Committee must pre-approve the performance of audit and non-audit services. In pre-approving permitted non-audit services, the Audit Committee considers whether the provision of the permitted non-audit services is consistent with applicable law and NYSE policies and with maintaining the independence of the Trust’s independent registered public accounting firm.
Fees of Independent Registered Public Accounting Firm in 2017 and 2016
The following information sets forth the fees for 2017 and 2016 for audit and other services provided by Grant Thornton, our independent registered public accounting firm during such periods. The Audit Committee, based on its review and discussions with management and Grant Thornton, determined that the provision of these services was compatible with maintaining Grant Thornton’s independence. All of such services were approved in conformity with the pre-approval policies and procedures described above.

	2017	2016
Audit Fees	$619,569	$615,208
Audit-Related Fees	—	—
Tax Fees	—	—
Other Fees	—	—
Total Fees	$619,569	$615,208

Audit Fees. Audit services consist of professional services rendered by Grant Thornton for the audits of the Trust’s annual financial statements and the effectiveness of the Trust’s internal control over financial reporting, review of the financial statements included in the Trust’s quarterly reports on Form 10-Q and annual report on Form 10-K, services associated with SEC registration statements and other documents issued in connection with the Trust’s equity offerings and services that are normally provided by the accountant in connection with these filings and other filings. These amounts include reimbursable expenses of $36,568 and $28,620 in 2017 and 2016, respectively.

REPORT OF THE AUDIT COMMITTEE
In connection with the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and the financial statements to be included therein, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with Grant Thornton, the Trust’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended; and

•
received the written disclosures and letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence with respect to the Trust.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Trust’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

Members of the Audit Committee

David J. Nettina (Chair)
Stephen R. Blank
Arthur H. Goldberg
Mark K. Rosenfeld
Laurie M. Shahon

After 22 years of service to the Trust, Mr. Rosenfeld has elected to retire from the Board at the end of his current term; therefore, his service as a Trustee will end on the date of the 2018 annual meeting.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Although shareholder ratification of the appointment is not required by law and is not binding on the Trust, the Audit Committee will take the appointment of Grant Thornton under advisement if such appointment is not ratified. Grant Thornton has served as the Trust’s independent registered public accounting firm since 2005. The appointment of Grant Thornton has been ratified by the Trust’s shareholders at annual meetings since 2006. See “Audit Committee Disclosure” for a description of fees and other matters related to Grant Thornton’s provision of services to the Trust.
The Trust expects that representatives of Grant Thornton will be present at the annual meeting and will be available to respond to appropriate questions. Such representatives will also have an opportunity to make a statement.
The Board of Trustees recommends that the shareholders vote FOR the ratification of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2018.
Vote Required
The affirmative vote of a majority of the votes cast at the annual meeting will be necessary to ratify the Audit Committee’s appointment of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2018. Abstentions will have no effect on the outcome of the vote.
PROPOSAL 3 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Our Board of Trustees proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14 of the Securities Exchange Act of 1934, as amended.
In a non-binding advisory vote on the frequency of the say-on-pay proposal held at our 2017 annual meeting of shareholders, shareholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors considered by the Board, the Board determined that the Trust will hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency. Therefore, the next advisory say-on-pay vote will occur at our 2019 annual meeting of shareholders.
As described in detail under the heading “Compensation Discussion and Analysis,” our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success, and ensure alignment of such persons with shareholders. Under this program, our named executive officers are rewarded for their service to the Trust, the achievement of specific performance goals and the realization of increased shareholder value. We believe our executive officer compensation programs also are structured appropriately to support our Trust and business objectives, as well as to support our culture. The Compensation Committee regularly reviews the compensation programs for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.
Please read the “Compensation Discussion and Analysis,” beginning on page 18, and the “Named Executive Officer Compensation Tables”, beginning on page 35, for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in 2017.
We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Trust’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Trust’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Trust, the Compensation Committee or our Board. We value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The Board of Trustees recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

Vote Required
The affirmative vote of a majority of the votes cast at the annual meeting will be necessary to approve the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote.

ADDITIONAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Trust’s executive officers and Trustees and persons who beneficially own more than 10% of a registered class of the Trust’s equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in any of the Trust’s equity securities and any changes thereto and to furnish copies of these reports to the Trust. Based on the Trust’s review of the insiders’ forms furnished to the Trust or filed with the SEC and representations made by the Trustees and executive officers of the Trust, no insider failed to file on a timely basis a Section 16(a) report in 2017, except that Mr. Gershenson filed a late Form 4 on December 18, 2017 to report the acquisition of common shares of beneficial ownership on April 6, 2017.
Cost of Proxy Solicitation
The cost of preparing, assembling and mailing this proxy statement and all other costs in connection with this solicitation of proxies for the annual meeting will be paid by the Trust. The Trust will request banks, brokers and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and will reimburse such record holders for their reasonable expenses in doing so. In addition, the Trustees, officers and other employees of the Trust may solicit proxies by mail, telephone, electronically or in person, but they will not receive any additional compensation for such work.
Presentation of Shareholder Proposals and Nominations at 2019 Annual Meeting
Any shareholder proposal intended to be included in the Trust’s proxy statement and form of proxy for the 2019 annual meeting (pursuant to Rule 14a-8 of the Exchange Act) must be received by the Trust at Ramco-Gershenson Properties Trust, Attention: Secretary, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 by the close of business on December 28, 2018 and must otherwise be in compliance with the requirements of the SEC’s proxy rules.
Any Trustee nomination or shareholder proposal of other business intended to be presented for consideration at the 2019 annual meeting, but not intended to be considered for inclusion in the Trust’s proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by the Trust at the address stated above between March 20, 2019 and the close of business on April 19, 2019 to be considered timely. However, if the 2019 annual meeting occurs more than 30 days before or 60 days after June 18, 2019, the Trust must receive nominations or proposals (A) not later than the close of business on the later of the 60th day prior to the date of the 2019 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2019 annual meeting and (B) not earlier than the 90th day prior to the 2019 annual meeting. Such nominations or proposals must also be in compliance with the Bylaws.
Householding
The Trust may elect to send a single copy of its annual report and this proxy statement to any household at which two or more shareholders reside, unless one of the shareholders at such address notifies the Trust that he or she desires to receive individual copies. This “householding” practice reduces the Trust’s printing and postage costs. Shareholders may request to discontinue or re-start householding, or to request a separate copy of the 2017 annual report or 2018 proxy statement, as follows:

•	Shareholders owning Shares through a bank, broker or other holder of record should contact such record holder directly; and

•
Shareholders of record should contact the Trust at (248) 350-9900 or at Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. The Trust will promptly deliver such materials upon request.

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly will be appreciated.

2017 Annual Report
The annual report of the Trust for the year ended December 31, 2017, including the financial statements for the three years ended December 31, 2017 audited by Grant Thornton, is being furnished with this proxy statement. If you did not receive a copy of such annual report, you can obtain a copy without charge at the Trust’s website, www.rgpt.com, or by contacting the Trust at (248) 350-9900 or Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334.

RAMCO-GERSHENSON PROPERTIES TRUST 31500 NORTHWESTERN HIGHWAY SUITE 300 FARMINGTON HILLS, MI 48334
VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 17, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/rpt2018

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 17, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E39974-P04978    KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RAMCO-GERSHENSON PROPERTIES TRUST				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Trustees recommends you vote FOR the following:
1.	Election of Trustees			☐	☐	☐
Nominees:
	01)	Stephen R. Blank	05) David J. Nettina
	02)	Dennis Gershenson	06) Joel M. Pashcow
	03)	Arthur Goldberg	07) Laurie M. Shahon
	04)	Brian Harper

The Board of Trustees recommends you vote FOR proposals 2 and 3:							For	Against	Abstain
2.	Ratification of the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for 2018.						☐	☐	☐
3.	Advisory approval of the compensation of our named executive officers.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2018 Proxy Statement and 2017 Annual Report are available at www.proxyvote.com.

E39975-P04978

RAMCO-GERSHENSON PROPERTIES TRUST PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS June 18, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
The undersigned shareholder of Ramco-Gershenson Properties Trust (the “Trust”) hereby appoints DENNIS GERSHENSON and RAYMOND MERK, or either of them, each with full power of substitution, as proxies of the undersigned to vote all common shares of beneficial interest of the Trust which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Trust to be held on Monday, June 18, 2018, 9:00 a.m., Eastern time, at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 and all adjournments or postponements thereof, and to otherwise represent the undersigned at the annual meeting with all the powers possessed by the undersigned if personally present at the meeting. The undersigned revokes any proxy previously given to vote at such meeting. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the matters specified and in accordance with their judgment on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3.

Continued and to be signed on reverse side